                       POOLING AND SERVICING AGREEMENT

                                 Relating to

        OCWEN MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1

                                    Among

                     MORGAN STANLEY ABS CAPITAL I INC.,
                                as Depositor

                           OCWEN FEDERAL BANK FSB
                                 LMAC, INC.,
                                 as Sellers

                           OCWEN FEDERAL BANK FSB,
                              as Master Servicer

                                     and

                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                 as Trustee

                          Dated as of June 1, 1997



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     POOLING AND SERVICING AGREEMENT, Relating to OCWEN MORTGAGE LOAN
ASSET-BACKED CERTIFICATES, SERIES 1997-1, dated as of June 1, 1997 by and among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, in its capacity as Depositor (the "Depositor"), OCWEN FEDERAL BANK FSB, a federally chartered savings bank, and LMAC, INC., a Delaware corporation, in their capacities as Sellers (in such capacity, the "Sellers"), OCWEN FEDERAL BANK FSB, a federally chartered savings bank, in its capacity as Master Servicer (in such capacity, the "Master Servicer") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as the trustee (the "Trustee").

    WHEREAS, the Depositor wishes to establish a trust and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution thereof;

    WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

    WHEREAS, all things necessary to make the Certificates, when executed by the Depositor and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

    WHEREAS, Texas Commerce Bank National Association is willing to serve in the capacity of Trustee hereunder; and

    WHEREAS, Financial Security Assurance Inc. is intended to be a third-party beneficiary with the right to enforce this Agreement as if it were a party to this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary with the right to enforce this Agreement as if it were a party to this Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Sellers, the Master Servicer, and the Trustee hereby agree as follows:

                                 CONVEYANCE

    To provide for the distribution of the principal of and/or interest on the Class A Certificates, the Class X Certificates and the Class R Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, the Sellers hereby bargain, sell, convey, assign and transfer to the Depositor and the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse (except as provided herein) and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, all of its respective right, title and interest in and to any and all benefits accruing to it from
(a) the Mortgage Loans (other than any principal and interest payments due thereon on or prior to the Cut-Off Date without regard to whether such payments have been received) listed in Schedules I-A and I-B to this Agreement which the Sellers are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06), together with the related Mortgage Loan documents and the Sellers' and Depositor's interest in any Mortgaged Property which secures a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Distribution Account (other than (i) investment earnings on such amounts (except as otherwise provided herein) and (ii) amounts transferred thereto from the Policy Payments Account and such amounts as may be held by the Master Servicer in the name of the Trustee in the Collection Account, if any (other than investment earnings thereon (except as otherwise provided herein)), whether in the form of cash, instruments, securities or other properties (including any Permitted Investments held by the Master Servicer); (c) the Mortgage Loan Purchase Agreement; and (d) proceeds of all the foregoing (including, but not by way of limitations, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein ((a)-(d) above shall be collectively referred to herein as the "Trust Estate").

    The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein.

                                  ARTICLE I

                     DEFINITIONS; RULES OF CONSTRUCTION

    Section 1.01    Definitions.
    For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

    "Account":  Any account established in accordance with Section
7.02 or 8.08 hereof.

    "Accrual Period": With respect to the Fixed Rate Certificates and any Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs; a "calendar month" shall be deemed to be 30 days. With respect to the Adjustable Rate Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or the Startup Day in the case of the first Distribution Date) and ending on the day immediately preceding the current Distribution Date. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and calculations of interest on the Adjustable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

    "Adjustable Rate Certificates":  The Class A-2 Certificates.

    "Adjustable Rate Group": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to the Adjustable Rate Group in Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof. The beneficial ownership of the Adjustable Rate Group is evidenced by Subsidiary REMIC Interest 2 and the SR Interest.

    "Adjustable Rate Group Available Funds":  As defined in Section
    7.02(d) hereof

    "Adjustable Rate Group Available Funds Shortfall": As defined in
Section 7.03(c)(i)(A) hereof.

    "Adjustable Rate Group Current Interest": With respect to any Distribution Date, the Class A-2 Current Interest.

    "Adjustable Rate Group Monthly Remittance Amount": As of any Monthly Remittance Date, with respect to the Adjustable Rate Group, (a) payments other than those specified in clauses (b) and (c) of this definition collected on or prior to the related Determination Date with respect to the related Due Period or advanced by the Master Servicer,
(b) any Prepayments collected during the related Prepayment Period and
(c) any Curtailments and Net Liquidation Proceeds collected during the related Due Period, in each case, as remitted by the Master Servicer on the Monthly Remittance Date, together with any Substitution Adjustment and any Loan Purchase Price amount.

    "Adjustable Rate Group Principal Distribution Amount": With respect to the Class A-2 Certificates for any Distribution Date, the lesser of:

    (a)  the Adjustable Rate Group Total Available Funds plus any
Insured Payment with respect to the Class A-2 Certificates minus the Class A-2 Current Interest: and

    (b)  the excess, if any, of (i) the sum of (without duplication):

              (A)  Reserved.

              (B) the principal collected (other than the principal portion of Prepayments) by the Master Servicer with respect to Mortgage Loans in the Adjustable Rate Group for the related Due Period on or prior to the related Determination Date or advanced by the Master Servicer for such Distribution Date,

              (C) the principal portion of all Prepayments received by the Master Servicer during the Prepayment Period and remitted to the Trustee as of the Monthly Remittance Date,

              (D) the principal portion of any Loan Purchase Price of each Mortgage Loan in the Adjustable Rate Group that was repurchased by the Sellers or purchased by the Master Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Purchase Price is actually received by the Trustee on or prior to the related Monthly Remittance Date,

              (E) the principal portion of any Substitution Adjustments delivered by the Sellers on or prior to the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in the Adjustable Rate Group, to the extent such Substitution Adjustments are actually received by the Trustee on or prior to the related Monthly Remittance Date,

              (F) all Net Liquidation Proceeds and Curtailments actually collected by the Master Servicer with respect to Mortgage Loans in the Adjustable Rate Group during the related Due Period (to the extent such Net Liquidation Proceeds or Curtailments are related to principal) to the extent such Net Liquidation Proceeds or Curtailments are actually received by the Trustee on or prior to the related Monthly Remittance Date,

              (G) the amount of any Subordination Deficit with respect to the Adjustable Rate Group for such Distribution Date,

              (H) the portion of the proceeds received by the Trustee with respect to the Adjustable Rate Group from any termination of the Trust (to the extent such proceeds are related to principal),

              (I) the amount of any Subordination Increase Amount with respect to the Adjustable Rate Group for such Distribution Date, to the extent of any Net Monthly Excess Cashflow available for such purpose, and

              (J) the portion of any Carry Forward Amount relating to principal with respect to the Adjustable Rate Group for such Distribution Date;

                                    over

         (ii) the amount of any Subordination Reduction Amount with respect to the Adjustable Rate Group for such Distribution Date.

    "Adjustable Rate Group Specified Subordinated Amount": As of (i) any Distribution Date occurring less than 30 months after the Startup Day, 3.00% of the aggregate Loan Balance of all Mortgage Loans in the Adjustable Rate Group as of the Startup Day and (ii) any Distribution Date occurring 30 months or more after the Startup Day, the lesser of
(x) the amount described in clause (i) above and (y) the sum of (I) 6% of the aggregate Loan Balance of all Mortgage Loans in the Adjustable Rate Group as of such Distribution Date, and (II) the product of (A) the positive difference, if any, between the amount described in clause
(i) above and the amount described in clause (ii)(y)(I) above and (B) the percentage equivalent of a fraction, the numerator of which equals 12 minus the number of immediately preceding consecutive months (not to exceed 12) for which all of the Step Down Conditions have been satisfied and the denominator of which equals 12, provided, however, that the Adjustable Rate Group Specified Subordinated Amount shall not be less than 0.50% of the aggregate Loan Balance of all Mortgage Loans in the Adjustable Rate Group as of the Startup Day.

    "Adjustable Rate Group Subordinated Amount": As of any Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in the Adjustable Rate Group as of the close of business on the last day of the related Due Period (taking into account all payments of principal, other than Prepayments, due during the related Due Period and received on or prior to the related Determination Date or, in connection with Curtailments and Net Liquidation Proceeds, collected during the related Due Period together with all Prepayments received on such Mortgage Loans in the Adjustable Rate Group during the related Prepayment Period) over (y) the Class A-2 Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the Class A-2 Distribution Amount thereon (except for any Subordination Deficit with respect to the Adjustable Rate Group and Subordination Increase Amount with respect to the Adjustable Rate Group) on such Distribution Date).

    "Adjustable Rate Group Total Available Funds":  As defined in
Section 7.02(d) hereof.

    "Adjustable Rate Group Total Monthly Excess Spread": With respect to the Adjustable Rate Group and any Distribution Date, the excess, if any, of (i) the interest which is collected on the Mortgage Loans in the Adjustable Rate Group prior to the related Determination Date for payment due during the related Due Period or otherwise remitted in connection with any Prepayments made during the related Prepayment Period or the interest portion of any Net Liquidation Proceeds or Loan Purchase Price received during the related Due Period less the Servicing Fee, Premium and Trustee Fee with respect to Mortgage Loans in the Adjustable Rate Group plus (x) the interest portion of any P&I Advances and (y) Compensating Interest paid by the Master Servicer with respect to the Adjustable Rate Group for such Due Period over (ii) the Adjustable Rate Group Current Interest for such Distribution Date.

    "Adjusted Pass-Through Rate": A rate equal to the sum of (a) the Weighted Average Pass-Through Rate plus (b) any portion of the Premium and the Trustee Fee (calculated as a percentage of the outstanding principal amount of the Certificates) then accrued and outstanding.

    "Advisor":  As defined in Section 9.03 hereof.

    "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

    "Applicant":  As defined in Section 6.13 hereof.

    "Appraised Value": The appraised value of any Mortgaged Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Mortgaged Property at such time of origination, if such sales price is less than such appraised value.

    "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person, with respect to the Depositor, the Sellers and the Master Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing, with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary or any Assistant Treasurers.

    "Available Funds": The Fixed Rate Group Available Funds or the Adjustable Rate Group Available Funds, as the case may be.

    "Available Funds Shortfall": A Fixed Rate Group Available Funds Shortfall or Adjustable Rate Group Available Funds Shortfall, as the case may be.

    "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding monthly payment.

    "Basis Risk Carryover Amount": With respect to any Distribution Date, the sum of the Basis Risk Excess for such Distribution Date and any Basis Risk Excess which remains unpaid from prior Distribution Dates.

    "Basis Risk Excess": With respect to any Distribution Date as to which the Class A-2 Pass-Through Rate is the Class A-2 Available Funds Cap Rate, the excess of (i) the amount of interest the Class A-2 Certificates would be entitled to receive on such Distribution Date at the lesser of (a) the Net Lifetime Cap for such Distribution Date and
(b) the then-applicable Class A-2 Pass-Through Rate without reference to the Class A-2 Available Funds Cap Rate over (ii) the amount of interest the Class A-2 Certificates will receive on such Distribution Date at the Class A-2 Available Funds Cap Rate.

    "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in The City of New York, in the city in which the principal Corporate Trust Office of the Trustee is located, in the city in which the home office of the Master Servicer is located or in the city in which the principal offices of the Certificate Insurer are located, are authorized or obligated by law or executive order to be closed.

    "Carry Forward Amount": With respect to any Class of the Class A Certificates for any Distribution Date, the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount allocable to such Class as of the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution made to the Owners of such Class of the Class A Certificates on such immediately preceding Distribution Date plus (y) 30 days' interest on such amount at the Pass-Through Rate in effect with respect to such Class of Class A Certificates.

    "Certificate":  Any one of the Class A Certificates, Class X
Certificates or Class R Certificates, each representing the interests and the rights described in this Agreement.

    "Certificate Insurance Policy": The Financial Guaranty Insurance Policy (No. 50604-N) issued by the Certificate Insurer relating to the Class A Certificates.

    "Certificate Insurer": Financial Security Assurance Inc. or any successor thereto, as issuer of the Certificate Insurance Policy.

    "Certificate Insurer Default": The existence and continuance of any of the following:

         (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

         (b)(i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganizing, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law, or the acquiescence by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

    "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Class A Certificates, the principal balances thereof, as follows:

                        Class A-1 Certificates    -   $17,727,000

                        Class A-2 Certificates    -   $87,118,000

         The Class X Certificates and the Class R Certificates do not have a Certificate Principal Balance.


    "Class":  Any class of the Class A Certificates, the Class X
Certificates or the Class R Certificates.

    "Class A Certificate": Any one of the Class A-1 Certificates or Class A-2 Certificates.

    "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Distribution Amount pursuant to Section 7.03(c)(iii)(D) with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

    "Class A Certificate Termination Date": With respect to the Class A-1 Certificates, the Class A-1 Certificate Termination Date and with respect to the Class A-2 Certificates, the Class A-2 Certificate
Termination Date.

    "Class A Distribution Amount":  The sum of the Class A-1
Distribution Amount and the Class A-2 Distribution Amount.

    "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

    "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less any amounts actually distributed with respect to the Class A-1 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

    "Class A-1 Certificate Termination Date": The Distribution Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

    "Class A-1 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-1 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act) plus the portion of the Carry Forward Amount, if any, with respect to the Class A-1 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act).

    "Class A-1 Distribution Amount": The sum of (x) Class A-1 Current Interest and (y) the Fixed Rate Group Principal Distribution Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03(c)(iii)(A) or (D) hereof, as applicable.

    "Class A-1 Pass-Through Rate": 7.05% per annum; provided, however, that on each Distribution Date that occurs after the Optional Termination Date, the Class A-1 Pass-Through Rate will be the lesser of
(a) 7.80% per annum and (b) the weighted average of the Mortgage Rates on the Mortgage Loans in the Fixed Rate Group as of the first day of the related Due Period.

    "Class A-2 Available Funds Cap Rate": On any Distribution Date, the weighted average of the Mortgage Rates of the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period minus (i) the Expense Rate and (ii) on any Distribution Date on and after the seventh Distribution Date, 0.50% per annum.

    "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

    "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less any amounts actually distributed with respect to the Class A-2 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

    "Class A-2 Certificate Termination Date": The Distribution Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

    "Class A-2 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-2 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act) plus the portion of the Carry Forward Amount, if any, with respect to the Class A-2 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act).

    "Class A-2 Distribution Amount": The sum of (x) Class A-2 Current Interest and (y) the Adjustable Rate Group Principal Distribution
Amount payable to the Owners of Class A-2 Certificates pursuant to
Section 7.03(c)(iii)(A) or (D) hereof, as applicable.

    "Class A-2 Pass-Through Rate": For any Distribution Date in any month prior to and including the month in which the Optional Termination Date occurs, the lesser of (i) LIBOR plus 0.23% per annum and (ii) the Class A-2 Available Funds Cap Rate for such Distribution Date and for any Distribution Date in any month following the month in which the Optional Termination Date occurs, the lesser of (i) LIBOR plus 0.46% per annum and (ii) the Class A-2 Available Funds Cap Rate for such Distribution Date.

    "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an investment unit comprising (i) the MR Interest, which will be designated as the sole class of "residual interests" in the Master REMIC and (ii) the SR Interest, which will be designated as the sole class of "residual interests" in the Subsidiary REMIC, for the purposes of the REMIC Provisions.

    "Class R Optionholder": Any Owner of the Class R Certificates which represent a Percentage Interest of 99.999% or greater.

    "Class X Certificate": Any one of the Class X-1 Certificates or Class X-2 Certificates.

    "Class X-1 Carry Forward Amount":  With respect to any
Distribution Date the sum of (a) the amount, if any, by which (x) the Class X-1 Distribution Amount allocable as of the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution made to Owners of the Class X-1 Certificates on such immediately preceding Distribution Date.

    "Class X-1 Certificate": Any one of the Certificates designated on the face thereof as a Class X- I Certificate, substantially in the form annexed hereto as Exhibit B, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

    "Class X-1 Distribution Amount": With respect to any Distribution Date, an amount equal to (i) one-twelfth of the product of (x) the Class X-1 Notional Amount and (y) the Class X-1 Pass-Through Rate; reduced, but not below zero, by (ii) the sum of the following payments allocable to the Fixed Rate Group on or in respect of the related Distribution Date (in each case expressed as a percentage of the Class X-1 Notional Amount): (A) the Servicing Fee, (B) the Premium, and (C) the Trustee Fee; and (iii) increased by the Class X-1 Carry Forward Amount.

    "Class X-1 Notional Amount": As of any Distribution Date, an amount equal to the aggregate balance of Subsidiary REMIC Interest 1 as of the prior Distribution Date, which on any Distribution Date shall equal the sum of the outstanding Loan Balances of the Mortgage Loans in the Fixed Rate Group as of the beginning of the related Due Period.

    "Class X-1 Pass-Through Rate": With respect to any Distribution Date, the excess of (i) the net weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate Group as of the beginning of the related Due Period over (ii) the Class A-1 Pass-Through Rate for such Distribution Date. The Class X-1 Pass-Through Rate may also be expressed as the excess of the Subsidiary REMIC Regular Interest 1 Pass-Through Rate over the Class A-1 Pass-Through Rate for such Distribution Date.

    "Class X-2 Carry Forward Amount":  With respect to any
Distribution Date the amount, if any, by which (x) the Class X-2
Distribution Amount allocable as of the immediately preceding
Distribution Date exceeded (y) the amount of the actual distribution made to Owners of the Class X-2 Certificates on such immediately preceding Distribution Date.

    "Class X-2 Certificate": Any one of the Certificates designated on the face thereof as a Class X-2 Certificate, substantially in the form annexed hereto as Exhibit B, authenticated and delivered by the Trustee, representing the right to distribution as set forth herein.

    "Class X-2 Distribution Amount": With respect to any Distribution Date, an amount equal to (i) one-twelfth of the product of (x) the Class X-2 Notional Amount and (y) the Class X-2 Pass-Through Rate; reduced, but not below zero, by (ii) the sum of the following payments allocable to the Adjustable Rate Group on or in respect of the related Distribution Date (in each case expressed as a percentage of the Class X-2 Notional Amount): (A) the Servicing Fee, (B) the Premium, and (C) the Trustee Fee; and increased by (iii) the Class X-2 Carry Forward Amount.

    "Class X-2 Notional Amount": As of any Distribution Date, an amount equal to the balance of Subsidiary REMIC Interest 2 as of the prior Distribution Date, which on any Distribution Date shall equal the sum of the outstanding Loan Balances of the Mortgage Loans in the Adjustable Rate Group as of the beginning of the related Due Period.

    "Class X-2 Pass-Through Rate": With respect to any Distribution Date, the excess of (i) the net weighted average Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group on the immediately preceding Distribution Date, over (ii) the Class A-2 Pass-Through Rate for such Distribution Date. The Class X-2 Pass-Through Rate may also be expressed as the excess of the Subsidiary REMIC Regular Interest 2 Pass-Through Rate over the Class A-2 Pass-Through Rate for such Distribution Date.

    "Closing":  As defined in Section 4.02 hereof.

    "Code":  The Internal Revenue Code of 1986, as amended.

    "Collection Account": One or more collection accounts created by the Master Servicer pursuant to Section 8.08(a) hereof.

    "Compensating Interest":  As defined in Section 8.10(a) hereof.

    "Corporate Trust Office": The principal office of the Trustee at 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Global Trust Services--Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1.

    "Cram Down Losses": With respect to a Mortgage Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance or the Mortgage Rate of such Mortgage Loan, the amount of such reduction in principal balance or reduction in accrued interest. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

    "Cumulative Loss Percentage": As of any date of determination thereof, the Cumulative Realized Losses as a percentage of the Original Aggregate Principal Balance of the Mortgage Loans.

    "Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans since the Cut-Off Date.

    "Current Interest": With respect to any Distribution Date, the sum of the Class A-1 Current Interest and the Class A-2 Current
Interest.

    "Curtailments": Any partial prepayment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment or any Prepayment).

    "Cut-Off Date": As of the close of business on June 1, 1997.

    "Daily Collections": As defined in Section 8.08(c) hereof.

    "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is past due on a contractual basis.

    "Delivery Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

    "Depositor":   Morgan Stanley ABS Capital I Inc., a Delaware
corporation, or any successor thereto.

    "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004, and any successor Depository hereafter named.

    "Determination Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day, commencing in July 1997.

    "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

    "Disqualified Organization": Shall have the meaning, set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

    "Distribution Account": The distribution account established in accordance with Section 7.02(a) hereof and maintained in the corporate trust department of the Trustee; provided that the funds in such account shall not be commingled with other funds held by the Trustee.

    "Distribution Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day.

    "Due Period": With respect to any Monthly Remittance Date, the calendar month immediately preceding the calendar month in which such Monthly Remittance Date occurs.

    "Eligible Account": Either an account that is (i) maintained with a federal or state chartered depository institution or trust company whose short-term unsecured debt obligations at the time of any deposit therein have the highest short-term rating by the Rating Agencies, (ii) one or more accounts with a depository institution or trust company which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificate Insurer and to each Rating Agency, the holders of the Certificates have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, (iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to the Certificate Insurer and each Rating Agency as evidenced by a letter from the Certificate Insurer and each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Class A Certificates. Eligible Accounts may bear interest.

    "Event of Default": Any one of the events described in Section 8.20(a) or 8.20(b).

    "Excess Subordinated Amount": With respect to any Mortgage Loan Group and Distribution Date, the excess, if any, of (x) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Distribution Date after taking into account the payment of the related Class A Distribution Amounts on such Distribution Date (except for any distributions of related Subordination Reduction Amounts on such Distribution Date), over (y) the related Specified Subordinated Amount for such Distribution Date, provided, however, that the Excess Subordinated Amount for any Mortgage Loan Group shall equal zero for any Distribution Date above if any of the following conditions are satisfied:

    (a)  the Cumulative Loss Percentage for the preceding 12 months
(or such lesser number of months as may have occurred since the Startup
Day) exceeds the percentage set out for such period below (provided, that for purposes of such purposes of such calculation, Realized Losses attributable solely to Cram Down Losses should be excluded from the calculation of Cumulative Loss Percentage):

     Month after Startup Day
in which Distribution Date occurs     Cumulative Loss Percentage
              1-12                               0.75%
              13-24                              1.25%
              25-36                              1.90%
              37-48                              2.40%
              49 or more                         3.00%;

    (b) the average outstanding principal balance of Mortgage Loans in the Trust more than 2 months Delinquent (including (i) Mortgage Loans that have gone into foreclosure or have been discharged by reason of bankruptcy and (ii) REO Property, as to which the principal balance for purposes of this definition shall be deemed the underlying mortgage balance at the time such property became REO Property) over the prior 3 months, each computed as of the last day of the related Due Period, exceeds 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of such period; or

    (c) as of the Distribution Date, the aggregate losses in respect of the Trust within the preceding twelve months exceed 1.40% of the aggregate principal balance of the Mortgage Loans as of the first day of such period.

    "Expense Rate": For any Distribution Date and each of the Fixed Rate Group and the Adjustable Rate

Group, the sum of the rates at which the Servicing Fee, the Premium and the Trustee Fee applicable to each of the Fixed Rate Group and the Adjustable Rate Group are calculated.

    "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States or any successor thereto.

    "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

    "File":   The documents delivered to the Trustee pursuant to
Section 3.05 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the File pursuant to this Agreement.

    "Final Certification": As defined in Section 3.06(c) hereof.

    "Final Determination":  As defined in Section 9.04(a) hereof.

    "Final Scheduled Distribution Date": For each Class of Class A Certificates, as set out in Section 2.08(e).

    "Fixed Rate Certificate":  The Class A-1 Certificates.

    "Fixed Rate Group": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to the Fixed Rate Group in Schedule 1-A hereto, including any Qualified Replacement Mortgages delivered in replacement thereof. The beneficial ownership of the Fixed Rate Group is evidenced by Subsidiary REMIC Interest 1 and the SR Interest.

    "Fixed Rate Group Available Funds": As defined Section 7.02(c) hereof.

    "Fixed Rate Group Available Funds Shortfall":  As defined in
    Section 7.03(c)(i)(A) hereof.

    "Fixed Rate Group Current Interest".  With respect to any
Distribution Date, the Class A-1 Current Interest.

    "Fixed Rate Group Monthly Remittance Amount": As of any Monthly Remittance Date, with respect to the Fixed Rate Group, (a) payments other than those specified in clauses (b) and (c) of this definition collected or advanced on or prior to the related Determination Date with respect to the related Due Period, (b) any Prepayments collected during the related Prepayment Period and (c) any Curtailments and Net Liquidation Proceeds collected during the related Due Period, in each case, as remitted by the Master Servicer on the Monthly Remittance Date, together with any Substitution Adjustment and any Loan Purchase Price amount.

    "Fixed Rate Group Principal Distribution Amount": With respect to the Fixed Rate Certificates for any Distribution Date, the lesser of:

    (a) the Fixed Rate Group Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Fixed Rate Group Current Interest; and

    (b) the excess, if any, of (i) the sum of (without duplication):

         (A)  Reserved,

         (B) the principal (other than the principal portion of Prepayments) collected by the Master Servicer with respect to Mortgage Loans in the Fixed Rate Group for the related Due Period on or prior to the related Determination Date or advanced by the Master Servicer for such Distribution Date,

         (C) the principal portion of all Prepayments received by the Master Servicer during the Prepayment Period and remitted to the Trustee as of the Monthly Remittance Date;

         (D) the principal portion of any Loan Purchase Price of each Mortgage Loan in the Fixed Rate Group that was repurchased by the Sellers or purchased by the Master Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Purchase Price is actually received by the Trustee on or prior to the related Monthly Remittance Date,

         (E) the principal portion of any Substitution Adjustments delivered by the Seller on or prior to the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in the Fixed Rate Group, to the extent such Substitution Adjustments are actually received by the Trustee on or prior to the related Monthly Remittance Date,

         (F) all Net Liquidation Proceeds and Curtailments actually collected by the Master Servicer with respect to Mortgage Loans in the Fixed Rate Group during the related Due Period (to the extent such Net Liquidation Proceeds or Curtailments are related to principal) to the extent such Net Liquidation Proceeds or Curtailments are actually received by the Trustee on or prior to the related Monthly Remittance Date,

         (G) the amount of any Subordination Deficit with respect to the Fixed Rate Group for Such Distribution Date,

         (H) the portion of the proceeds received by the Trustee with respect to the Fixed Rate Group from any termination of the Trust (to the extent such proceeds related to principal),

         (I) the amount of any Subordination Increase Amount with respect to the Fixed Rate Group for such Distribution Date, to the extent of any Net Monthly Excess Cashflow available for such purpose, and

         (J) the portion of any Carry Forward Amount relating to principal with respect to the Fixed Rate Group for such Distribution Date;

                                    over

         (ii) the amount of any Subordination Reduction Amount with respect to the Fixed Rate Group for such Distribution Date.

    "Fixed Rate Group Specified Subordinated Amount": As of (i) any Distribution Date occurring less than 30 months after the Startup Day, 2.25% of the aggregate Loan Balance of all Mortgage Loans in the Fixed Rate Group as of the Startup Day, and (ii) any Distribution Date occurring 30 months or more after the Startup Day, the lesser of (x) the amount described in clause (i) above and (y) the sum of (I) 4.5% of the aggregate Loan Balance of all Mortgage Loans in the Fixed Rate Group as of such Distribution Date, and (II) the product of (A) the positive difference, if any, between the amount described in clause (i) above and the amount described in clause (ii)(y)(I) above and (B) the percentage equivalent of a fraction the numerator of which equals 12 minus the number of immediately preceding consecutive months (not to exceed 12) for which all of the Step Down Conditions have been satisfied and the denominator of which equals 12, provided, however, that the Fixed Rate Group Specified Subordinated Amount shall not be less than 0.50% of the aggregate Loan Balance of all Mortgage Loans in the Fixed Rate Group as of the Startup Day.

    "Fixed Rate Group Subordinated Amount": As of any Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in the Fixed Rate Group as of the close of business on the last day of the related Due Period (taking into account all payments of principal, other than Prepayments, due during the related Due Period and received on or prior to the related Determination Date or, in connection with Curtailments and Net Liquidation Proceeds, collected during the related Due Period together with all Prepayments received on such Mortgage Loans in the Fixed Rate Group during the related Prepayment Period) over (y) the Class A-1 Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the Fixed Rate Group Principal Distribution Amount thereon (except for any Subordination Deficit with respect to the Fixed

Rate Group and Subordination Increase Amount with respect to the Fixed Rate Group) on such Distribution Date).

    "Fixed Rate Group Total Available Funds": As defined in Section 7.02(c) hereof.

    "Fixed Rate Group Total Monthly Excess Spread": With respect to the Fixed Rate Group and any Distribution Date, the excess, if any, of
(i) the interest which is collected on the Mortgage Loans in the Fixed Rate Group prior to the related Determination Date for payment due during the related Due Period or otherwise remitted in connection with any Prepayments made during the related Prepayment Period or the interest portion of any Net Liquidation Proceeds or Loan Purchase Price received during the related Due Period less the Expense Rate with respect to Mortgage Loans in the Fixed Rate Group plus (x) the interest portion of any P&I Advances and (y) Compensating Interest paid by the Master Servicer with respect to the Fixed Rate Group for such Due Period over (ii) Fixed Rate Group Current Interest for such Distribution Date.

    "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any Successor thereof.

    "Guaranteed Distribution":  As defined in the Certificate
Insurance Policy.

    "Highest Lawful Rate":  As defined in Section 11.13.

    "Indemnification Agreement": The Indemnification Agreement dated as of June 27, 1997 among the Certificate Insurer, the Sellers and the Underwriter.

    "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

    "Insolvency Proceeding":  As defined in Section 7.11.

    "Insurance Agreement": The Insurance and Indemnity Agreement dated as of June 27, 1997, among the Depositor, the Sellers, the Master Servicer and the Certificate Insurer, as it may be amended from time to time.

    "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Mortgage Loan plus any amount remitted under Section 8.11 hereof.

    "Insurance Proceeds": Proceeds of any Insurance Policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan, to the extent proceeds are not to be applied to the restoration of the related Mortgaged Property in accordance with the express requirements of the related Mortgage or Note or other documents included in the related File or in accordance with prudent and customary servicing practices.

    "Insured Payment": With respect to the related Mortgage Loan Group and any Distribution Date, without duplication, the excess, if any, of
(i) the sum of (a) the aggregate amount of interest accrued at the related Pass-Through Rate during the preceding Accrual Period on the Class A Certificate Principal Balance of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act), (b) the portion of the Carry Forward Amount related to interest with respect to each Class of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act) and (c) the then existing Subordination Deficit for the related Mortgage Loan Group, if any, over (ii) Total Available Funds for the related Mortgage Loan Group (net of the Premium for the related Mortgage Loan Group) after taking into account the cross-collateralization provisions of the Trust.

    "Latest Possible Maturity Date": With respect to each of the Master REMIC and the Subsidiary REMIC, the Distribution Date following the second anniversary of the last payment with respect to the Mortgage Loan with the latest scheduled maturity date included in the Trust as of the Startup Day, which date shall be July 25, 2027.

The prepayment of such Mortgage Loan, or the removal of such Mortgage Loan, or the addition of any Qualified Replacement Mortgage shall not affect the Latest Possible Maturity Date.

    "LIBOR": As determined pursuant to Section 7.04.

    "LIBOR Business Day": Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the City of London, England are authorized or obligated by law or executive order to be closed.

    "LIBOR Determination Date ": With respect to any Accrual Period for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of such Accrual Period.

    "Liquidated Loan": As defined in Section 8.13(b) hereof.

    "Liquidation Expenses": Expenses, not to exceed the Liquidation Proceeds, which are incurred by the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof, such expenses including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes, and any Servicing Advances expended by the Master Servicer pursuant to this Agreement with respect to such Mortgage Loan on such property not previously reimbursed from collections or other proceeds therefrom.

    "Liquidation Proceeds": Any amounts (including Insurance Proceeds) recovered by the Master Servicer in connection with (i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) any Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise, (iii) the sale of a defaulted Mortgage Loan or an REO Property in accordance with Section 8.13, or (iv) the sale of all of the Mortgage Loans in accordance with Article IX.

    "Loan Balance": With respect to each Mortgage Loan and as of any date of determination, the outstanding principal balance thereof on the Cut-Off Date less any principal payments relating to such Mortgage Loan included in previous Monthly Remittance Amounts, provided, however, that the Loan Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero as of the first day of the Due Period following the Due Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

    "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Monthly Remittance Date pursuant to Section 3.03, 3.04, 3.06(b), 8.10(b) or 8.13(a) hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase (assuming that the Monthly Remittance Amount, less amounts that the Master Servicer is permitted to withdraw from the Collection Account, to be remitted by the Master Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the related Due Period computed at the then applicable Mortgage Rate net of the Servicing Rate, together with (without duplication) the aggregate amounts of (i) all unreimbursed P&I Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, (ii) all P&I Advances and Servicing Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) all reimbursed P&I Advances with respect to such Mortgage Loan to the extent that reimbursement is not from the Mortgagor or from Liquidation Proceeds from such Mortgage Loan.

    "Loan-to-Value Ratio": As of any particular date with respect to any Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such Loan.

    "Master REMIC": As described in Section 2.08 hereof.

    "Master Servicer": Ocwen Federal Bank FSB, and its permitted successors and assigns.

    "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

    "Minimum Termination Amount": As of any time after the Optional Termination Date, an amount equal to the greater of (i) the sum of (a) the Class A-1 Certificate Principal Balance, (b) any shortfall in interest due to the Owners of the Class A-1 Certificates in respect of prior Distribution Dates, (c) one month's interest on the Class A-1 Certificate Principal Balance at the Class A-1 Pass-Through Rate, (d) the Class A-2 Certificate Principal Balance, (e) any shortfall in interest due to the Owners of the Class A-2 Certificates in respect of prior Distribution Dates, (f) one month's interest on the Class A-2 Certificate Principal Balance at the Class A-2 Pass-Through Rate, and
(g) any Reimbursement Amounts due the Certificate Insurer and (ii) the sum of 100% of the aggregate Loan Balance of the related Mortgage Loans as of the day of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer minus amounts remitted from the Collection Account to the Distribution Account representing collections of principal on the Mortgage Loans during the current Due Period, plus one month's interest on such amount computed at the weighted average Mortgage Rate net of the Servicing Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed P&I Advances and Servicing Advances plus P&I Advances which the Master Servicer has theretofore failed to remit.

    "Monthly Remittance Amount":  The sum of the Fixed Rate Group
Monthly Remittance Amount and the Adjustable Rate Group Monthly
Remittance Amount.

    "Monthly Remittance Date": With respect to any Distribution Date, no later than noon, New York time, on the Business Day immediately preceding the Distribution Date.

    "Moody's": Moody's Investors Service, Inc.

    "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

    "Mortgage Loan Group": or "Group": The Fixed Rate Group or the Adjustable Rate Group, as the case may be. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of the Fixed Rate Group, the Fixed Rate Certificates and (B) in the case of the Adjustable Rate Group, the Adjustable Rate Certificates.

    "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.05(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the mortgage loans originally so held being identified in the Schedules of Mortgage Loans. The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is REO Property prior to such Mortgaged Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

    "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of June 27, 1997 between Ocwen Financial Services, Inc. and LMAC, Inc.

    "Mortgage Rate":  The rate of interest borne by each Note.

    "Mortgaged Property": The underlying property securing a Mortgage
Loan.

    "Mortgagor": The obligor on a Note.

    "MR Interest": The sole class of "residual interest" in the Master
REMIC.

    "Net Lifetime Cap": With respect to any Distribution Date, the weighted average of the maximum

Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period, minus the sum of (a) the Expense Rate and (b) commencing on the seventh Distribution Date, 0.50% per annum.

    "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unreimbursed P&I Advances and Servicing Advances relating to such Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

    "Net Monthly Excess Cashflow": As defined in Section 7.03(c)(ii) hereof.

    "Net Prepayment Interest Shortfall": As of any Distribution Date, the excess of any Prepayment Interest Shortfall over the Compensating Interest.

    "Nonrecoverable Advance": Any portion of a P&I Advance or a Servicing Advance proposed to be made or previously made which has not been previously reimbursed to the Master Servicer, and which the Master Servicer has determined in its good faith business judgment will not or, in the case of a proposed P&I Advance or Servicing Advance, would not, be ultimately recoverable by the Master Servicer from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by an Officer's Certificate delivered to the Trustee, the Certificate Insurer and the Depositor setting forth such determination and the procedures and considerations of the Master Servicer forming the basis of such determination, which shall include a copy of any information or reports obtained by the Master Servicer which may support such determinations. Notwithstanding the above, the Trustee shall be entitled to rely upon any determination of the Master Servicer that any P&I Advance or Servicing Advance previously made is a Nonrecoverable Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance.

    "Note":   The note or other evidence of indebtedness evidencing
the indebtedness of a Mortgagor under a Mortgage Loan.

    "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

    "Operative Documents": Collectively, this Agreement, the
Certificate Insurance Policy, the Certificates, the Indemnification Agreement, the Insurance Agreement and the Mortgage Loan Purchase
Agreement.

    "Optional Termination Date": The first Distribution Date on which the aggregate of the Loan Balances of the Mortgage Loans is less than 10% of the Original Aggregate Loan Balance.

    "Original Aggregate Loan Balance": The aggregate Loan Balances of all Mortgage Loans as of the Startup Day, i.e., $104,845,482.05.

    "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

         (i) Certificates theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

         (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

         (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof, and

         (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such certificate is ever returned to the Trustee.

    "Owner": The Person in whose name a Certificate is registered in the Register, and the Certificate Insurer, to the extent described in
Section 5.06 and Section 7.03(c) hereof, respectively; provided that solely for the purposes of determining the exercise of any voting rights hereunder, if Class A Certificates are beneficially owned by the Depositor, any Seller or any affiliate thereof, neither the Depositor, such Seller nor such affiliate shall be considered an Owner hereunder.

    "P&I Advance":  As defined in Section 8.09(a) hereof.

    "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate or the Class A-2 Pass-Through Rate.

    "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

    "Percentage Interest": With respect to a Class A Certificate, a fraction, expressed as a percentage, the numerator of which is the Class A Certificate Principal Balance represented by such Class A Certificate on such date of determination (prior to giving effect to any distribution of principal on such date) and the denominator of which is the Certificate Principal Balance attributable to the related Class of Class A Certificates as of such date of determination (prior to giving effect to any distribution of principal on such date). With respect to a Class X or a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

    "Permitted Investments": Those investments so designated pursuant to Section 7.07 hereof.

    "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Policy Payments Account": The account established in accordance with Section 7.02(b) hereof and maintained in the Corporate Trust
Department of the Trustee, provided that the funds in such account shall not be commingled with other funds held by the Trustee.

    "Pool Certification": As defined in Section 3.06(a) hereof.

    "Preference Claim":  As defined in Section 7.02(b) hereof.

    "Premium": As defined in the Premium Letter, dated as of June 27, 1997, among the Certificate Insurer, the Sellers and Ocwen Financial Services, Inc.

    "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof, and interest thereon received by the Master Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

    "Prepayment": Any payment in full of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment). Any Substitution Adjustment, the portion of the Loan Purchase Price of any Mortgage Loan purchased from the Trust pursuant to Section 3.03, 3.04, 3.06(b) or 8.10(b) hereof representing principal and the Insurance Proceeds which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

    "Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in the payment of interest on the Mortgage Loans which arises from Prepayments (net of any excess in the payment of interest on the Mortgage Loans which arise from Prepayments).

    "Prepayment Period": With respect to any Distribution Date, the period commencing on the calendar day after the prior Determination Date and ending on the related Determination Date.

    "Preservation Expenses": Expenditures made by the Master Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums. property restoration or preservation and certain amounts due with respect to Senior Liens.

    "Principal Distribution Amount": The sum of the Fixed Rate Group Principal Distribution Amount and the Adjustable Rate Group Principal Distribution Amount.

    "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

    "Prospectus": The Prospectus dated June 5, 1997 constituting part of the Registration Statement.

    "Prospectus Supplement": The Ocwen Mortgage Loan Asset-Backed
Certificates, Series 1997-1 Prospectus Supplement dated June 19, 1997 to the Prospectus.

    "Purchase Option Period": As defined in Section 9.04(a) hereof.

    "Qualified Insurer": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which shall have a claims paying ability of "AA" or better by either Rating Agency or which has a General Policy Rating of four crowns or better under Standard & Poor's Ratings Services' syndicate stability rankings, unless each of the Rating Agencies has confirmed in writing that an insurance company with a lower claims paying ability shall not result, in an of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates and such insurance company or security or bonding company is acceptable to the Certificate Insurer.

    "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

    "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

    "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.03, 3.04 or 3.06(b) hereof, which (i) has a Mortgage Rate at least equal to the Mortgage Rate of the Mortgage Loan being replaced, (ii) is of the same property type (or is a single family dwelling) and the same occupancy status (or is a primary residence) as the replaced Mortgage Loan, (iii) shall have an original term to maturity that is no later than one month following the maturity of the Mortgage Loan for which it was substituted, (iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with (a) the credit underwriting guidelines pursuant to which the replaced Mortgage Loan was underwritten at the time the replaced Mortgage Loan was underwritten, or (b) the standards acceptable to the Rating Agencies, which would not cause a downgrade or removal of the ratings assigned to the Class A Certificates (without giving effect to any Certificate Insurance Policy) as the Mortgage Loan which such Qualified Replacement Mortgage replaces, (vi) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (vii) shall not provide for a "balloon" payment if the related

Mortgage Loan did not provide for a "balloon" payment (and if such related Mortgage Loan provided for a "balloon" payment, such Qualified Replacement Mortgage shall have an original maturity of not greater than (and not more than one year less than) the original maturity of such related Mortgage
Loan), (viii) shall be a fixed rate Mortgage Loan with the same lien priority as the replaced Mortgage Loan if the Mortgage Loan being replaced is in the Fixed Rate Group and shall be an adjustable rate Mortgage Loan with the same lien priority as the replaced Mortgage Loan if the Mortgage Loan being replaced is in the Adjustable Rate Group, (ix) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust and
(x) satisfies the representations and warranties made pursuant to Schedule I hereof as of the date of substitution.

     "Rating Agencies": Collectively, Moody's and Standard &
Poor's or any successors thereto.

     "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance.

     "Record Date": With respect to each Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

     "Reference Banks": Any leading banks selected by the Trustee which are engaged transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Sellers or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee. The initial Reference Banks may include Banker's Trust Company of California, N.A., Barclay's Bank PLC, The Chase Manhattan Bank and National Westminster Bank PLC.

     "Register": The register maintained by the Registrar in accordance with Section 5.04 hereof, in which the names of the Owners are set forth.

     "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

     "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-19779), including all amendments thereto and including the Prospectus Supplement relating to the Class A Certificates constituting a part thereof.

     "Reimbursement Amount": As of any Distribution Date, the sum, without duplication, of (x)(i) all Insured Payments previously paid to the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to Section 7.03(c)(i)(C) and (D) hereof or pursuant to the Insurance Agreement plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Reimbursement Late Payment Rate and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts to the extent provided in the Insurance Agreement. The Certificate Insurer shall notify the Trustee, the Depositor and the Sellers of the amount of any Reimbursement Amount.

     "Reimbursement Late Payment Rate": Means the lesser of (a) the then applicable highest rate of interest on any Certificate and (b) the maximum rate payable under applicable usury or similar laws limiting interest rates. The Reimbursement Late Payment Rate shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

     "Related Loan Group": The Fixed Rate Group or the Adjustable
Rate Group, as the case may be.

     "Relief Act": The Soldiers' and Sailors' Civil Relief Act of
     1940, as amended.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     "REMIC Opinion": As defined in Section 3.03 hereof.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, related provisions of the Code, and Treasury regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Property": A Mortgaged Property acquired by the Master
Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted
Mortgage Loan.

     "Replacement Cut-Off Date": With respect to any Qualified
Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

     "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

     "Residual Net Monthly Excess Cashflow": With respect to any Distribution Date, the aggregate Net Monthly Excess Cashflow, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(c)(i), 7.03(c)(ii) and 7.03(c)(iii)(A) through (G) hereof.

     "Schedules of Mortgage Loans": The schedules of Mortgage Loans, separated by Mortgage Loan Group listing each Mortgage Loan in the related Mortgage Loan Group to be conveyed on the Startup Day. Such Schedules of Mortgage Loans shall identify each Mortgage Loan by (i) the Master Servicer's loan number and
(ii) the Mortgagor's name and address (including the state) of the Mortgaged Property and shall set forth as to each Mortgage Loan (iii) the lien status thereof, (iv) the Loan-to-Value Ratio and (v) the Loan Balance as of the Cut-Off Date or Replacement Cut-Off Date, (vi) the Mortgage Rate thereof (and with respect to the Mortgage Loans in the Adjustable Rate Group the margin),
(vii) the current scheduled monthly payment of principal and interest, (viii) the maturity of the related Note, (ix) the property type, (x) occupancy status, (xi) Appraised Value, (xii) original term-to-maturity thereof and whether or not such Mortgage Loan (including related Note) has been modified, and
(xiii) the original principal amount of the Note.

     "Scheduled Payment": As of any date of calculation, with respect to a Mortgage Loan, the then stated scheduled monthly installment of principal and interest payable thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date).

     "Securities Act": The Securities Act of 1933, as amended.

     "Sellers": Ocwen Federal Bank FSB and LMAC, Inc.

     "Servicing Advance": As defined in Section 8.09(b) and
Section 8.13(a) hereof.

     "Servicing Fee": With respect to any Mortgage Loan, an amount retained by the Master Servicer as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section 8.15 and equal to 0.50% per annum of the then outstanding principal amount of such Mortgage Loan as of the first day of the related Due Period payable on a monthly basis.

     "Simple Interest Loans": Any Mortgage Loan as to which, pursuant to the Note relating thereto, interest is computed and charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

     "Specified Subordinated Amount": As applicable, the Fixed
Rate Group Specified Subordinated Amount or the Adjustable Rate
Group Specified Subordinated Amount.

     "SR Interest": The sole class of "residual interest" in the Subsidiary REMIC.

     "Standard & Poor's": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies.

     "Startup Day": June 27, 1997 which shall be the "Startup
Day" for each of the Master REMIC and the Subsidiary REMIC within the meaning of Section 860G(a)(9) of the Code.

     "Step Down Conditions": The Step Down Conditions are as follows:

     (a) the Cumulative Loss Percentage for the month in which the Distribution Date occurs does not exceed the percentage set out for such period below (provided, that for purposes of such calculation Realized Losses attributable solely to Cram Down Losses should be excluded from the calculation of Cumulative Loss Percentage):


         Month after Startup Day in                Cumulative Loss
       which Distribution Date occurs                 Percentage
       ------------------------------              ---------------

          30-41                                        1.50%

          42-53                                        2.00%

          54-65                                        2.40%

          66 or more                                   2.75%;


     (b) the average outstanding principal balance of Mortgage Loans in the Trust more than 2 months Delinquent (including (i) Mortgage Loans that have gone into foreclosure or have been discharged by reason of bankruptcy and (ii) REO Property, as to which the principal balance for purposes of this definition shall be deemed to be the underlying mortgage balance at the time such property became REO Property) over the prior 3 months, each computed as of the last day of the related Due Period, does not exceed 8% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of such period; or

     (c) as of the Distribution Date, the aggregate losses in respect of the Trust within the preceding twelve months do not exceed 1.00% of the aggregate principal balance of the Mortgage
Loans as of the first day of such period.

     "Subordinate Certificates": Collectively, the Class R
Certificates and the Class X Certificates.

     "Subordinated Amount": The Fixed Rate Group Subordinated
Amount or the Adjustable Rate Group Subordinated Amount, as the case may be.

     "Subordination Deficiency Amount": With respect to any Mortgage Loan Group and Distribution Date, the excess, if any, of
(i) the Specified Subordinated Amount applicable to such Mortgage Loan Group and Distribution Date over (ii) the Subordinated Amount applicable to such Mortgage Loan Group and Distribution Date prior to taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

     "Subordination Deficit": With respect to any Mortgage Loan Group and Distribution Date, the excess, if any, by which (x) the aggregate of the related Class A Certificate Principal Balances relating to such Mortgage Loan Group, after taking into account all distributions to be made on such Distribution Date exceeds
(y) the aggregate Loan Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the related Due Period (taking into account all payments of principal, other than Prepayments, due during the related Due Period and received on or prior to the related determination Date or, in connection with Curtailments and Net Liquidation Proceeds, collected during the related Due Period, together with all Prepayments received on such Mortgage Loans in such Loan Group during the related Prepayment Period).

     "Subordination Increase Amount": With respect to any
Mortgage Loan Group and Distribution Date, the aggregate amount of Net Monthly Excess Cashflow allocated to such Mortgage Loan Group pursuant to Sections 7.03(c)(ii)(A) and (B) on such Distribution Date.

     "Subordination Reduction Amount": With respect to any Mortgage Loan Group and Distribution Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Mortgage Loan Group and Distribution Date and (y) the amount available for distribution on account of principal with respect to the Class A Certificates relating to such Mortgage Loan Group on such Distribution Date.

     "Subsidiary REMIC": As described in Section 2.08 hereof.

     "Subsidiary REMIC Interest": Either of the Subsidiary REMIC
Regular Interests as described in Section 2.08(f) hereof or the SR Interest.

     Principal of and interest on the Subsidiary REMIC Regular
Interests and the SR Interest shall be allocated to the corresponding Classes of Certificates in the manner set forth in the following table:


              Corresponding Class of Certificates(1)


   Subsidiary REMIC   Initial Principal                        Allocation       Allocation
      Interest             Balance        Interest Rate       of Principal     of Interest
   ----------------   -----------------   -------------       ------------    --------------

       1                $17,727,000            WAC                A-1             A-1, X-1

       2                $87,118,000            WAC                A-2             A-2, X-2

      SR                    (2)                (2)                R(3)            R(3)

_________________
(1) The amount of principal and interest allocable from a Subsidiary REMIC Regular Interest to its Corresponding Class of Certificates on any Distribution Date shall be 100%.

(2) The SR Interest will have no principal balance and will not bear interest.

(3) The beneficial ownership of the SR Interest (or any Percentage Interest therein) is represented by the Class R
     Certificates.

     "Subsidiary REMIC Regular Interest": Any one of the "regular interests" in the Subsidiary REMIC described in Section 2.08 hereof.

     "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section 8.03 hereof in respect of the qualification of a Sub-Servicer.

     "Sub-Servicing Agreement": Any sub-servicing agreement between the Master Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.03, or any successor agreement.

     "Substitution Adjustment": As defined in Section 3.03 hereof.

     "Tax Matters Certificate": The Certificate representing the
Tax Matters Person Residual Interest, initially issued to the
Trustee as the initial Tax Matters Person.

     "Tax Matters Person": The Person appointed for the Trust pursuant to Section 11.18 hereof to act as the

Tax 11.18 Matters Person under the Code.

     "Tax Matters Person Residual Interest": The 0.001% interest in the "residual interest" in each of the Master REMIC and Subsidiary REMIC, which shall be issued to and held by the Trustee throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.18 hereof.

     "Termination Notice": As defined in Section 9.04(a) hereof.

     "Total Available Funds": As defined in Section 7.02(d) hereof.

     "Total Monthly Excess Cashflow": As defined in Section
7.03(c)(i) hereof.

     "Total Monthly Excess Spread": The Fixed Rate Group Total
Monthly Excess Spread or the Adjustable Rate Group Total Monthly
Excess Spread, as the case may be.

     "Trust": Ocwen Mortgage Loan Asset-Backed Certificates,
Series 1997-1, the trust created under this Agreement.

     "Trust Estate": As defined in the conveyance clause under this Agreement.

     "Trustee": Texas Commerce Bank National Association, a national banking association, the Corporate Trust Office of which is located on the date of execution of this Agreement at 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Global Trust Services--Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

     "Trustee Fee": The fee payable monthly on each Distribution
Date in an amount equal to one-twelfth of 0.02% multiplied by the then-outstanding Class A Certificate Principal Balance.

     "Underwriter": Morgan Stanley & Co. Incorporated.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, the Voting Rights shall be allocated among the Owners of the Certificates in proportion to the Percentage Interests of their respective Certificates on such date.

     "Weighted Average Pass-Through Rate": As to the Class A Certificates and any Distribution Date, the weighted average of the Class A-1 Pass-Through Rate and the Class A-2 Pass-Through Rate (such rate calculated for this purpose on the basis of a 360-day year assumed to consist of twelve 30 day months) weighted by the respective Certificate Principal Balances of the related Class, as of such Distribution Date prior to taking into account any distributions to be made on such Distribution Date.


                            ARTICLE II

           ESTABLISHMENT AND ORGANIZATION OF THE TRUST

     Section 2.01 Establishment of the Trust.

     The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1," which shall contain two separate pools of Mortgage Loans.

     Section 2.02   Office.

     The office of the Trust shall be in care of the Trustee, addressed to 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Global Trust Services--Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, or at such other address as the Trustee may designate by notice to the Depositor, the Sellers, the Master Servicer, the Owners and the Certificate Insurer.

     Section 2.03   Purposes and Powers.

     The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate for the benefit of the Owners in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners.

     Section 2.04   Appointment of the Trustee; Declaration of Trust.

     The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

     Section 2.05   Reserved.

     Section 2.06   Ownership of the Trust.

     On the Startup Day, the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and
5.08 hereof.

     Section 2.07   Situs of the Trust.

     It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created under the laws of the State of New York.

     Section 2.08   Miscellaneous REMIC Provisions.

     (a) The Trust for federal income tax purposes will consist of two REMICs. The assets of the Subsidiary REMIC will consist of all of the assets constituting the Trust Estate. The Subsidiary REMIC will issue classes of interests which will be the Subsidiary REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Subsidiary REMIC) and the SR Interest, which will be the sole class of "residual interests" in the Subsidiary REMIC. The Trustee will hold the Subsidiary REMIC Regular Interests in trust for the benefit of the Master REMIC. The assets of the Master REMIC will consist of the Subsidiary REMIC Regular Interests. The Master REMIC will issue the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates (which will represent the "regular interests" in the Master REMIC) and the MR Interest, which will be the sole class of "residual interests" in the Master REMIC. The Class R Certificates will represent beneficial ownership of the SR Interest and the MR Interest. The Owner of the Class R Certificate representing the Tax Matters Person Residual Interest Percentage is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to each of the Master REMIC and the Subsidiary REMIC.

     (b) The Trustee shall, for federal income tax purposes, maintain books for each of the Master REMIC and the Subsidiary REMIC on a calendar year basis and report income of each of the Master REMIC and the

Subsidiary REMIC on an accrual basis.

     (c) The Trustee shall cause each of the Master REMIC and the Subsidiary REMIC to elect to be treated as a REMIC under Section 860D of the Code and any applicable state tax law. Such elections shall be made by the Trustee on Form 1066 and any appropriate state tax return for the taxable year ending on the last day of the calendar year in which the Certificates and the uncertificated Subsidiary REMIC interests are issued. The Trustee shall prepare, and shall cause to be timely filed on behalf of each of the Master REMIC and the Subsidiary REMIC an application for a taxpayer identification number on Form SS-4, and, upon receipt of such numbers, shall notify the Master Servicer of such numbers. The Trustee shall prepare and file Form 8811 on behalf of each REMIC within 30 days after the Startup Day, and shall designate the appropriate person to respond to inquiries of the Owners regarding original issue discount and related information in accordance with applicable provisions of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election of each of the Master REMIC and the Subsidiary REMIC to be treated as a REMIC.

     (d) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to the Trust. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

     (e) For federal income tax purposes, the Final Scheduled Distribution Date for each Class of Certificates is hereby set to be the Distribution Date indicated below:

                                         Final Scheduled
                  Class                 Distribution Date
                  -----                 -----------------
            Class A-1 Certificates      July 25, 2027

            Class A-2 Certificates      July 25, 2027

            Class X-1 Certificates      July 25, 2027

            Class X-2 Certificates      July 25, 2027

            Class R Certificates        July 25, 2027

     (f) The Subsidiary REMIC Regular Interests will consist of Subsidiary REMIC Regular Interest 1 and Subsidiary REMIC Regular Interest 2. The Subsidiary REMIC Regular Interest 1 will bear interest at the rate equal to the weighted average of the Mortgage Rates of the Mortgage Loans in the Fixed Rate Group. The Subsidiary REMIC Regular Interest 2 will bear interest at the rate equal to the weighted average of the Mortgage Rates of the Mortgage Loans in the Adjustable Rate Group. The initial Subsidiary REMIC balance of Subsidiary REMIC Regular Interest 1 will be equal to the outstanding balances of the Mortgage Loans in the Fixed Rate Group. Such Subsidiary REMIC balance will be reduced by amounts distributed in respect of the Principal Distribution Amount, until the Subsidiary REMIC balance of Subsidiary REMIC Regular Interest 1 has been reduced to zero. The initial Subsidiary REMIC balance of Subsidiary REMIC Regular Interest 2 will be equal to the outstanding balances of the Mortgage Loans in the Adjustable Rate Group.
Such Subsidiary REMIC balance will be reduced by amounts distributed in respect of the Principal Distribution Amount, until the Subsidiary REMIC balance of Subsidiary REMIC Regular Interest 2 has been reduced to zero.

                           ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS
      OF THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS;
           COVENANT OF SELLERS TO CONVEY MORTGAGE LOANS

     Section 3.01   Representations and Warranties of the Depositor.

     The Depositor hereby represents, warrants and covenants to the Trustee, the Sellers and the Master Servicer for the benefit of the Certificate Insurer and the Owners that as of the Startup Day:

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary except where the failure to so qualify would not have a material adverse effect on the Depositor, the Owners or the Certificate Insurer. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

     (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not (i) violate the Depositor's Certificate of Incorporation or Bylaws, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or (iii) violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having Jurisdiction over the Depositor or any of its properties, except where the failure to so comply would not have a material adverse effect on the Depositor, the Owners or the Certificate Insurer.

     (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Depositor is a party.

     (e) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation is likely to have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

     (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Depositor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor required to be stated therein or necessary to make the statements contained therein with respect to the Depositor, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained to or by the Depositor, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (i) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Depositor aware of any pending insolvency of the Depositor, the Sellers or the Master Servicer.

     (j) The transactions contemplated by the Agreement are in the ordinary course of business of the Depositor.

     (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Loans to the Trustee.

     Section 3.02  Representations and Warranties of the Master Servicer.

     The Master Servicer hereby represents, warrants and covenants to the Trustee for the benefit of each of the Trustee, the Depositor, the Certificate Insurer and the Owners that as of the Startup Day:

     (a) The Master Servicer is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States of America and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder. The Master Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Master Servicer is designated as an approved seller-servicer by FNMA for first and second mortgage loans and has combined equity and subordinated debt of at least $1,500,000, as determined in accordance with generally accepted accounting principles.

     (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not (i) violate the Master Servicer's Federal Stock Charter or Bylaws, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or (iii) violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties, except where the failure to so comply would not have a material adverse effect on the Master Servicer, the Owners, the Trust or the Certificate Insurer.

     (c) This Agreement and the Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Master Servicer is a party.

     (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation is likely to have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

     (f) No certificate of an officer of the Master Servicer delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer, in light of the circumstances under which they were made, not misleading.

     (h) Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

     (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained to or by the Master Servicer, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (j) The collection practices used by the Master Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business.

     (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

     It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Mortgage Loans to the Trustee.

     Upon discovery by any of the Depositor, the Sellers, the Master Servicer, the Certificate Insurer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to
Section 8.20 hereof, provided, however, that if any party can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

     Section 3.03  Representations and Warranties of the Sellers.

     Each Seller hereby severally represents, warrants and covenants to the Trustee for the benefit of the Certificate Insurer and the Owners that as of the Startup Day:

     (a) The Seller is a corporation or federally chartered savings bank duly organized, validly existing and in good standing under the laws governing its creation and existence and, if applicable, is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Seller, the Owners, the Trust and the Certificate Insurer. The Seller has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

     (b) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and will not (i) violate the Seller's Certificate of Incorporation or Bylaws, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound or (iii) violate any statute or any order, rule or regulation of any court, governmental agency or body or other having jurisdiction over the Seller or any of its properties, except where the failure to so comply would not have a material adverse effect on the Seller, the Owners, the Trust and the Certificate Insurer.

     (c) This Agreement and the other Operative Documents to which the Seller is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Seller is a party.

     (e) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which litigation is likely to have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

     (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Operative Documents or which are attributable to the Seller therein are true and correct in all material respects. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein, or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (h) With respect to each Mortgage Loan transferred by the Seller, upon the receipt of each Mortgage Loan (including the related Note) and other items of the Trust Estate by the Trustee under this Agreement, the Trust will have good title to such Mortgage Loan (including the related Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others.

     (i) Neither the Seller nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

     (j) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained to or by the Seller, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (k) The origination practices used by the Seller or, to the Seller's knowledge, the respective originators of the Mortgage Loans with respect to such Mortgage Loans have been in all material respects, legal, proper, prudent and customary in the mortgage lending business in the jurisdiction in which the related Mortgage Properties are located.

     (l) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency of any Seller, the Depositor or the Master Servicer.

     (m) The transfer, assignment and conveyance of the Notes and the Mortgages by the Seller hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (n) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

     It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Mortgage Loans to the Trustee.

     Upon discovery by any of the Master Servicer, the Sellers, the Depositor, the Certificate Insurer or the

Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Each Seller hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, the Seller may (or may cause an affiliate of the Seller to) on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of any Mortgage Loan not in compliance with such representation and warranty a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Mortgage Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all P&I Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, to the extent unreimbursed to the Master Servicer and (B) all P&I Advances and Servicing Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan (a "Substitution Adjustment") to the Master Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Master Servicer for deposit in the Collection Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.03, 3.04 or
3.06 shall be made unless the Seller, at its own expense, obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of either the Master REMIC or the Subsidiary REMIC as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Certificate Insurer and the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion.

     Section 3.04 Covenants of Sellers to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations.

     (a) Each Seller hereby makes the representations set forth on Schedule I hereto with respect to the Mortgage Loans transferred by such Seller.

     (b) Upon the discovery by any Seller, the Master Servicer, the Certificate Insurer, or the Trustee (i) that any of the statements set forth in Schedule I hereto were untrue as of the Startup Day with the result that the interests of the Owners or the Certificate Insurer are materially and adversely affected or (ii) that statements set forth in clause (rr) of
Schedule I hereto were untrue in any material respect as of the Startup Day, the party discovering such breach shall give prompt written notice to the other parties. Upon the earliest to occur of any Seller's discovery or its receipt of notice of breach from any one of the other parties, such Seller hereby covenants and warrants that it shall promptly cure such breach in all material respects or, subject to the last two sentences of Section 3.03, it shall on the second Monthly Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by such Seller a Qualified Replacement Mortgage and deliver the Substitution Adjustment to the Master Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Collection Account. Other than as specified in Section 6.12 hereof, it is understood and agreed that the foregoing obligation of such Seller so to substitute or purchase any Mortgage Loan shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect in this Section 3.04 available to the Owners, the Trustee and the Certificate Insurer.

     (c) In the event that the Trustee receives written notice that any such repurchase has resulted in a Prohibited Transaction tax, the Trustee shall immediately notify the applicable Seller in writing thereof and such Seller will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In the event that any Qualified Replacement Mortgage is delivered by any Seller to the Trust pursuant to Section 3.03,

Section 3.04 or Section 3.06 hereof, such Seller shall be obligated to take the actions described in Section 3.04(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, any Seller, the Master Servicer, the Certificate Insurer, or the Trustee that the statements set forth in clause (rr) of Schedule I hereto are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust or that any of the other statements set forth in Schedule I hereto are untrue on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the statements in Schedule I hereto referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust.

     (d)  It is understood and agreed that the covenants set forth in this
Section 3.04 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgages) to the Trustee.

     (e) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Article III or the eligibility of any Mortgage Loan for the purpose of this Agreement.

     Notwithstanding the fact that a representation contained in Schedule I hereto may be limited to a Seller's knowledge, such limitation shall not relieve such Seller of its repurchase obligation under the Section 3.05 hereof, or its obligations under Section 6.12 hereof.

     (f)  The representations and warranties contained in Section 3.03 and
3.04 shall not be impaired by any review and examination of Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Depositor to review or examine such Files or documents and shall inure to the benefit of any assignee, transferee or designee of the Depositor, including the Trustee for the benefit of holders of Certificates evidencing an interest in all or a portion of the Mortgage Loans.

     With respect to the representations and warranties contained in Sections
3.03 and 3.04 that are made to the knowledge or the best of knowledge of a Seller or as to which the Seller has no knowledge (other than Section 3.03(e), the penultimate sentence of Schedule I, subparagraph (o), and
Schedule I, subparagraph (v)), if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Depositor, its assignee, transferee, or designee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time of representation and warranty was made, the Seller shall take such action described in the last paragraph of Section 3.03, if such representation and warranty is contained in Section 3.03, or Section 3.04(b), if such representation and warranty is contained in Section 3.04, in respect of such Mortgage Loan.

     Section 3.05 Conveyance of the Mortgage Loans and Qualified Replacement Mortgages.

     (a) On the Startup Day, each Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys, without recourse, to the Trustee for the benefit of the Owners all of its respective right, title and interest in and to the Trust Estate; provided, however, that each Seller reserves and retains all of its right, title and interest in and to principal (including Prepayments) and interest collected on each Mortgage Loan transferred by it on or prior to the Cut-Off Date. The transfer by the Depositor of the Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

     It is intended (i) that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Mortgage Loans conveying good title thereto free and clear of any liens and encumbrances from each Seller to the Depositor and from the Depositor to the Trust except as set forth in item (g) of Schedule I and except for other liens that will be simultaneously released and (ii) that the Mortgage Loans not be part of the Depositor's or the Sellers' estates in the event of insolvency. In the event that such conveyance is deemed to be a loan, the parties intend that each Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the transfer and assignment of the Mortgage Loans, the Depositor agrees to:

          (i) deliver without recourse to the Trustee on the Startup Day with respect to each Mortgage Loan, (A) the original Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse, in the following form: "Pay to the order of Texas Commerce Bank National Association as Trustee or Texas Commerce Bank National Association as custodian without recourse", with all intervening endorsements necessary to show a complete chain of endorsement from the originator to the Trustee, or, if such original Note cannot be located, a photocopy thereof together with a lost Note affidavit duly executed by an Authorized Officer of the applicable Seller; (B) the original recorded Mortgage or a copy thereof certified as true and correct by the applicable public recording office; (C) a duly executed assignment of the Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates); (D) the original recorded assignment or assignments or a copy of the Mortgage together with all interim recorded assignments of such Mortgage certified as true and correct by the applicable public recording office; (E) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and (F) the original lender's title policy or attorney's opinion of title or a copy thereof certified as true and correct by the applicable insurer and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date; and

          (ii) Reserved;

          (iii) deliver the title insurance policy, title opinion or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup Day).

     The Master Servicer, at its own expense, shall promptly (and in no event later than five Business Days following the Closing Date) submit or cause to be submitted for recording in the appropriate public office for real property records, each assignment of Mortgage referred to in Section 3.05(b)(i)(C) above. In the event that any such assignment of Mortgage is lost or returned unrecorded because of a defect therein, the applicable Seller shall promptly prepare or cause to be prepared a substitute assignment of Mortgage or cure or cause to be cured such defect, as the case may be, and thereafter the Master Servicer shall cause each such assignment of Mortgages to be duly recorded.

     Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Master Servicer shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     The Depositor hereby appoints the Trustee its attorney-in-fact for the purpose of, and with full power in, preparing, executing and recording, on its behalf, all assignments of Mortgages in the event that the Depositor fails to do so on a timely basis.

     Copies of all Mortgage assignments received by the Trustee shall be retained in the related File.

     All recording required pursuant to this Section 3.05 shall be accomplished at the expense of the Master Servicer.

     (c) In the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer of the Depositor in the form set forth in Exhibit D.

     (d) Each Seller shall transfer, assign, set over and otherwise convey, without recourse, to the Trustee all right, title and interest of such Seller in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by such Seller pursuant to Section 3.03, 3.04 or 3.06 hereof and all its right, title and interest to principal and interest on such Qualified Replacement Mortgage after the applicable Replacement Cut-Off Date; provided, however, that such Seller shall reserve and retain all right, title and interest in and to payments of principal and interest received on such Qualified Replacement Mortgage on or prior to the applicable Replacement Cut-Off Date.

     (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on the applicable Seller's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal and interest on such released Mortgage Loan after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest on such released Mortgage Loan on or prior to the applicable Replacement Cut-Off Date.

     (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, each Seller agrees to (i) deliver without recourse to the Trustee on the date of delivery of such Qualified Replacement Mortgage the documents set forth in Section
3.05 (b) (i) and (ii) deliver the original Qualified Replacement Mortgage, together with original or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by such Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage).

     (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage, the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the applicable Seller (i) the original Note relating thereto, endorsed in blank, (ii) the original Mortgage so released and all assignments relating thereto, including an assignment of such Mortgage to such Seller and
(iii) such other documents as constituted the File with respect thereto.

     (h) If a Mortgage assignment is lost or is returned from the recorder's office unrecorded due to a defect therein, the applicable Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause such substitute or cured assignment to be duly recorded.

     Section 3.06 Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee.

     (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by the Sellers or the Depositor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees, for the benefit of the Owners and the Certificate Insurer, to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor, the Sellers, the Master Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any

Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in clauses (i) and (ii) of the definition of the Schedule of Mortgage Loans, accurately reflects the information set forth in the File, subject, in each case, to such exceptions as provided in Section 3.06(b). The Trustee shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be and, where applicable, that it purports to be recorded. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

     (b) If the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee shall promptly so notify the Depositor, the Sellers, the Certificate Insurer and the Owners.
In performing any such review, the Trustee may conclusively rely on the Sellers as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Sellers pursuant to Section 3.05 (b) (i) is limited solely to confirming that the documents listed in Section 3.05 (b)
(i) have been executed and received, relate to the Files identified in the Schedule of Mortgage Loans and conform to the description thereof in the Schedule of Mortgage Loans. The Sellers agree to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 30 days after the Trustee's notice to it respecting such defect the Sellers have not remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the applicable Seller will (or will cause an affiliate of such Seller to) on the next succeeding Monthly Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Adjustment to the Master Servicer for deposit in the Collection Account; provided, however, that in all events, any such substitution shall occur not later than 3 months from the Startup Day, or, in the case of a Mortgage Loan that is a "defective" obligation under the REMIC Provisions, within two years of the Startup Day or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Collection Account.

     (c) In addition to the foregoing, the Trustee also agrees to make a review during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Certificate Insurer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

                            ARTICLE IV

                ISSUANCE AND SALE OF CERTIFICATES

     Section 4.01   Issuance of Certificates.

      On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

     Section 4.02   Sale of Certificates.

     At 11:00 a.m. New York City time on the Startup Day (the "Closing"), at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York (or at such other location acceptable to the Sellers), the Sellers will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriter the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriter shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee for the Depositor, and (ii) to the respective registered owners thereof, a Class X-1 Certificate and a Class X-2 Certificate, each with a Percentage Interest equal to 86.9994%, registered in the name of the Ocwen Federal Bank FSB and a Class X-1 Certificate and a Class X-2 Certificate, each with a Percentage Interest equal to 13.0006%, registered in the name of LMAC, Inc., and (iii) a Class R Certificate with a Percentage Interest in each component interest thereof equal to 86.9985%, registered in the name of the Ocwen Federal Bank FSB, a Class R Certificate with a Percentage Interest in each component interest thereof equal to 13.0005% registered in the name of LMAC, Inc. and a Class R Certificate with a Percentage Interest in each component interest thereof equal to .001%, registered in the name of the Trustee.

     Upon the Trustee's receipt of the entire net proceeds of the sale of the Class A Certificates, the Trustee shall remit the entire balance of such net proceeds to the Depositor in accordance with instructions delivered by the Depositor.


                            ARTICLE V

              CERTIFICATES AND TRANSFER OF INTEREST

     Section 5.01   Terms.

     (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates to "principal" and "interest", no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee on behalf of the Owners of the Class A Certificates with respect to the Certificate Insurance Policy). Subject to Section 8.09, the Certificates are payable solely from payments received on or with respect to the Mortgage Loans, moneys in the Collection Account, earnings on moneys and the proceeds of property held as a part of the Trust Estate and, with respect to the Class A Certificates upon the occurrence of certain events, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly on each Distribution Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Mortgage Loans (and, with respect to the Owners of the Class A Certificates, Insured Payments deposited in the Distribution Account), pro rata in accordance with such Owner's Percentage Interest.

     (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be outstanding for any purpose of this Agreement and the related Certificate Insurance Policy, whether or not such Certificate is ever returned to the Trustee, except to the extent of a Reimbursement Amount on such Class of Certificates, in which case the Certificate Insurer will be subrogated to the rights of such Owner and the Class of Certificate will not be deemed cancelled.

     Section 5.02   Forms.

     The Class A Certificates, the Class X Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A, B and C hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws.

     Section 5.03   Execution, Authentication and Delivery.

     Each Certificate shall be executed on behalf of the Trust, by the manual or facsimile signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual or facsimile signature of one of the Trustee's Authorized Officers.

     Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

     The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

     No Certificate shall be valid until executed and authenticated as set forth above.

     Section 5.04   Registration and Transfer of Certificates.

     (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer, the Owners and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

     (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or Percentage Interest of the Certificate so surrendered.

     (c) At the option of any Owner, Certificates of any Class owned by such owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

     (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

     (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

     (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in subsection (h), be initially issued in the form of a single fully registered Class A Certificate of such Class. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

     On the Startup Day, the Class A-1 Certificates and the Class A-2 Certificates shall be issued in denominations of no less than $1,000 and multiples of $1,000 in excess thereof (except that one certificate in each class may be issued in an amount less than $1,000 or in an integral multiple other than $1,000).

     The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

     With respect to the Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Certificate Insurer, the Depositor, the Master Servicer, the Sellers and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Certificate Insurer, the Master Servicer, the Sellers and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co. , or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

     Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of principal and interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

     (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the Voting Rights evidenced by the Class A Certificates advise the Trustee and the Depository through the Direct Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of beneficial owners, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

     (1) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates and all notices with respect to such Class A Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

     Section 5.05   Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee and the Certificate Insurer harmless, then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

     Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 5.06   Persons Deemed Owners.

     The Certificate Insurer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Certificate Issuer, the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

     Section 5.07   Cancellation.

     All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

     Section 5.08 Limitation on Transfer of Ownership Rights of Subordinate Certificates.

     (a) No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization or any Person that is not a "United States person" as defined in Section 7701(a)(30) of the Code. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer or registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit H. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

     (b) No other sale or other transfer of record or beneficial ownership of a Class X Certificate or a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within two years from the Startup Day, (i) the Trustee shall require (a) if such transfer is purportedly being made in reliance on Rule 144A under the Securities Act of 1933, as amended, written certifications from the Owner desiring to effect the transfer and from such Owner's prospective transferee, substantially in the forms of Exhibits D, H and J hereto (with respect to the Class R Certificates) or Exhibit D hereto (with respect to the Class X Certificates) or (b) in all other cases a written opinion of counsel acceptable to and in form and substance satisfactory to the Depositor, the Registrar, the Trustee and the Certificate Insurer in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee, the Trust Estate, the Registrar, the Master Servicer, the Sellers, the Depositor or the Certificate Insurer, and (ii) the Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Depositor, the Registrar, the Trustee and the Certificate Insurer certifying to the Trustee, the Certificate Insurer, the Registrar and the Depositor the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Estate, the Certificate Insurer, the Registrar, the Master Servicer, the Sellers or the Depositor. The Owner of a Class X Certificate or a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Depositor, the Master Servicer, the Registrar and the Sellers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) No transfer of a Class X or Class R Certificate shall be made unless the Registrar and Trustee shall have received either: (i) a representation letter from the transferee of such Class X or Class R Certificate, acceptable to and in form and substance satisfactory to the Registrar, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to
Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan") nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or in the case of an insurance company purchasing such Certificates, with funds from its general account, the transfer is covered by the Prohibited Transaction Class Exemption 95-60 or (ii) in the event that any Class X or Class R Certificates is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer, an opinion of counsel, acceptable to and in form and substance satisfactory to the Depositor, the Trustee, the Certificate Insurer and the Registrar, which opinion of counsel shall not be at the expense of the Trustee or the Trust, to the effect that the purchase or holding of any Class X or Class R Certificates will not result in the assets of the Trust being deemed to be "plan assets," will not cause the Trust to be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code, and will not subject the Depositor, Sellers, Registrar, Master Servicer, Certificate Insurer or the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of an opinion of counsel as described above shall be null and void and of no effect.

     (d) No sale or other transfer of any Class A Certificate may be made to an affiliate of any Seller unless the Trustee and the Certificate Insurer shall have been furnished with an opinion of counsel, at the expense of such Seller acceptable to the Certificate Insurer and the Trustee experienced in federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Mortgage Loans to the Trust as a sale. To the extent any payment to an Owner of a Class A Certificate constitutes an Insured Payment, such payment will not be made to any Seller, the Depositor or the Master Servicer or any Sub-Servicer.

     Section 5.09   Assignment of Rights.

     An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.


                            ARTICLE VI

                            COVENANTS

     Section 6.01   Distributions.

     On each Distribution Date, the Trustee will withdraw amounts from the Distribution Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check mailed on each Distribution Date or (ii) if requested by any Owner of (A) a Class A-1 or Class A-2 Certificate having an original principal balance of not less than $1,000,000 or (B) a Class X Certificate or Class R Certificate having a Percentage Interest of not less than 10% in writing not later than five Business Days prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Distribution Date, in each case to each Owner of record on the immediately preceding Record Date.

     Section 6.02   Money for Distributions to be Held in Trust; Withholding.

     (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Distribution Account or from Insured Payments shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Distribution Account for payments of Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

     (b) Whenever the Trustee has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Distribution Date, cause to be deposited with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Distribution Account for the Class to which such amounts are due), such sum to be held in trust for the benefit of the Owners entitled thereto.

     (c) The Trustee may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     (d) Each Paying Agent, including the Trustee on behalf of the Trust, shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Class A Certificate and remaining unclaimed by the Owner of such Class A Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates; and the Owner of such Class A Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any Such payment, may, at the expense of the Trust, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R Certificates. The Trustee shall, at the direction of the Owners of a majority of the Percentage Interest in the Class R Certificates also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

     Section 6.03   Protection of Trust Estate.

     (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon request of the Certificate Insurer or, with the consent of the Certificate Insurer, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor or the Certificate Insurer, to:

          (i) more effectively hold in trust all or any portion of the Trust Estate;

          (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

         (iii) enforce any of the Mortgage Loans; or

          (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners and the Certificate Insurer represented thereby, in such Trust Estate against the claims of all Persons and parties.

     The Trustee shall send copies of any request received from the Certificate Insurer or the Depositor to take any action pursuant to this
Section 6.03 to the other parties hereto.

     (b) The Trustee shall have the power to enforce, and at the written direction of the Master Servicer or the Certificate Insurer shall enforce the obligations and rights of the other parties to this Agreement, and of the Certificate Insurer or the Owners, by action, suit or proceeding at law or in equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer as such rights are set forth in this Agreement; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class X Certificates and the Class R Certificates; provided, further, however, that if there is a dispute with respect to payments under the Certificate Insurance Policy the Trustee's sole responsibility is to the Owners.

     (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties hereunder, or adversely affect its rights and immunities hereunder.

     (d) Subject to and conditioned upon payment of any interest or principal with respect to the Class A Certificates by or on behalf of the Certificate Insurer, the Trustee shall assign to the Certificate Insurer all rights to the payment of interest or principal on the Class A Certificates which are then due for payment to the extent of all payments made by the Certificate Insurer and the Certificate Insurer may exercise any option, vote, right, power or the like with respect to Class A Certificates to the extent it has made a payment pursuant to the Certificate Insurance Policy. The Trustee agrees that the Certificate Insurer shall be subrogated to all of the rights to payment of the Owners of the Class A Certificates or in relation thereto to the extent that any payment of principal or interest was made to such Owners with payments made under the Certificate Insurance Policy by the Certificate Insurer.

     (e) The Trustee shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation upon expiration of the term of the Certificate Insurance Policy.

     Section 6.04   Performance of Obligations.

     The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

     The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).

     Section 6.05   Negative Covenants.

     The Trustee will not permit the Trust to:

          (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

          (ii) claim any credit on, or make any deduction from the distributions payable in respect of the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

          (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

          (iv) dissolve or liquidate in whole or in part, except pursuant to
      Article IX hereof; or

          (v) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

     Section 6.06   No Other Powers.

     The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

     Section 6.07   Limitation of Suits.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy, or for the appointment of a receiver or trustee, or for any other remedy with respect to an event of default hereunder, unless:

     (1) such Owner has previously given written notice to the Depositor, the Certificate Insurer and the Trustee of such Owner's intention to institute such proceeding;

     (2) the Owners of not less than 25% of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class X Certificates and the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

     (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

     (5) as long as any Class A Certificates are Outstanding, the Certificate Insurer consented in writing thereto
          (unless the Certificate Insurer is the party against whom the proceeding is directed); and

     (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class X Certificates and the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(6) of this Section 6.07, the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement (unless the Certificate Insurer is the party against whom the proceeding is directed).

     Section 6.08   Unconditional Rights of Owners to Receive Distributions.

     Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     Section 6.09   Rights and Remedies Cumulative.

     Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10   Delay or Omission Not Waiver.

     No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in Section 8.20(a) or (b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer or the Owners, as the case may be.

     Section 6.11     Control by Owners.


     The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class X Certificates and the Class R Certificates then Outstanding, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and Section 8.20 hereof, provided that:

     (i) such direction shall not be in conflict with any rule of law or with this Agreement;

     (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

     (iii) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

     Section 6.12     Indemnification.

     The Depositor hereby indemnifies and holds the Trustee, the Master Servicer, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Master Servicer, the Certificate Insurer and any Owner may sustain in any way related to the negligent or willful failure of the Depositor to perform its duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Trustee, the Certificate Insurer and each Owner if such a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses, and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment decree which may be entered against the Master Servicer, the Sellers, the Trustee, the Master Servicer, the Certificate Insurer and/or any Owner in respect of such claim. In addition to the foregoing, each Seller hereby indemnifies and holds the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, and other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the breach by such Seller of its representations and warranties set forth in Section 3.04(a) hereof with respect to a Mortgage Loan if such Mortgage Loan qualifies as a "high cost mortgage" pursuant to Section 226.32 of the Truth-in-Lending Act, as amended.
 The provisions of this Section 6.12 shall survive the termination of this Agreement and the resignation or removal of the Trustee hereunder and the payment of the outstanding Certificates.

     Section 6.13   Access to Owners of Certificates' Names and Addresses.
(a)  If any Owner (for purposes
of this Section 6.13, an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Owners with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, at the expense of such Applicant, within ten (10) Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Owners of record as of the most recent Record Date.

     (b) Every Owner, by receiving and holding such list, agrees with the Trustee that the Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the owners hereunder, regardless of the source from which such information was derived.

                           ARTICLE VII

               ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 7.01   Collection of Money.

     Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Certificate Insurance Policy, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Sub-Servicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(c) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

     Section 7.02   Establishment of Accounts.

     (a) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain, at the Corporate Trust Office, the Distribution Account, which is to be held by the Trustee on behalf of the Owners of the Certificates, the Trustee and the Certificate Insurer, as their interests may appear.

     (b) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain, at the Corporate Trust Office, the Policy Payments Account, which is to be held by the Trustee on behalf of the Owners of the Class A Certificates, the Trustee and the Certificate Insurer, as their interests may appear. The Trustee shall have exclusive control over, and sole right of withdrawal from, such account. The Trustee shall deposit any amount paid under the Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Owners of Class A Certificates of Insured Payments and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust. Amounts paid under the Certificate Insurance Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Owners of Class A Certificates in accordance with Section 7.03. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other funds available to be distributed to such Owners. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in the second succeeding paragraph and in the statement to be furnished to Owners of the Class A Certificates and to the Certificate Insurer pursuant to Section 7.09. Funds held in the Policy Payments Account shall not be invested.

     On any Distribution Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of any funds received by the Trustee as a result of any claim under the Certificate Insurance Policy, to the extent required to make any Insured Payment on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the Distribution Account pursuant to Section 7.03 directly to the payment in full of any such Insured Payment. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to Owners of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

     The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which the Trustee has received written notice, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any Guaranteed Distribution made with respect to the Class A Certificates. Each Owner of the Class A Certificates, by its purchase of Class A Certificates, the Master Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and each Owner of the Class A Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding with respect to any court order issued in connection with any such Preference Claim.

     (c) On the Monthly Remittance Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Master Servicer) with respect to the related Distribution Date, the amount that is on deposit in the Distribution Account as of such Distribution Date for the Fixed Rate Group (disregarding the amount of any Insured Payments as well as any amounts that cannot be distributed to the Owners of the Class A Certificates, if any, by the Trustee as a result of a proceeding under the United States Bankruptcy Code), which amount will be equal to the sum of (x) the amount on deposit therein with respect to such Fixed Rate Group excluding the amount of any Total Monthly Excess Cashflow from the Fixed Rate Group included in such amount plus (y) any amount of Total Monthly Excess Cashflow from the Adjustable Rate Group to be applied on such Distribution Date to the Fixed Rate Certificates. The amount described in clause (x) of the preceding sentence with respect to each Distribution Date is the "Fixed Rate Group Available Funds"; the sum of the amounts described in clauses (x) and (y) of the preceding sentence with respect to each Distribution Date is the "Fixed Rate Group Total Available Funds."

     (d) On the Monthly Remittance Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Master Servicer) with respect to the related Distribution Date, the amount that is on deposit in the Distribution Account as of such Distribution Date for the Adjustable Rate Group (disregarding the amount of any Insured Payments as well as any amounts that cannot be distributed to the Owners of the Class A Certificates, if any, by the Trustee as a result of a proceeding under the United States Bankruptcy Code), which amount will be equal to the sum of (x) the amount on deposit therein with respect to such Adjustable Rate Group excluding the amount of any Total Monthly Excess Cashflow from the Adjustable Rate Group included in such amount plus (y) any amount of Total Monthly Excess Cashflow from the Fixed Rate Group to be applied on such Distribution Date to the Adjustable Rate Certificates. The amount described in clause (x) of the preceding sentence with respect to each Distribution Date is the "Adjustable Rate Group Available Funds"; the sum of the amounts described in clauses (x) and (y) of the preceding sentence with respect to each Distribution Date is the "Adjustable Rate Group Total Available Funds." Collectively, the Fixed Rate Group Total Available Funds and the Adjustable Rate Group Total Available Funds is the "Total Available Funds."

     Section 7.03   Flow of Funds.

     (a) With respect to the Fixed Rate Group, the Trustee shall deposit to the Distribution Account, without duplication, upon receipt, any Insured Payments relating to such Group, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to the Fixed Rate Group and all remittances made to the Trustee pursuant to Section 8.08(d)(ii) insofar as such assets relate to the Fixed Rate Group, to the extent remitted by the Master Servicer.

     (b) With respect to the Adjustable Rate Group, the Trustee shall deposit to the Distribution Account without duplication, upon receipt, any Insured Payments relating to such Group, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to the Adjustable Rate Group and all remittances made to the Trustee pursuant to Section 8.08(d)(ii) insofar as such assets relate to the Adjustable Rate Group, to the extent remitted by the Master Servicer.

     (c) With respect to the Distribution Account, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers for each Mortgage Loan Group from amounts deposited therein pursuant to subsections (a) and (b), respectively, in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

     (i) first, on each Distribution Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Mortgage Loan Group and Distribution Date plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group and Distribution Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Distribution Date) with respect to such Mortgage Loan Group in the following order of priority:

          (A) first, such Total Monthly Excess Cashflow with respect to each Mortgage Loan Group shall be allocated to the payment of the related Class A Distribution Amount pursuant to clauses (iii)(A) or (iii)(D), as applicable, below on such Distribution Date with respect to the related Mortgage Loan Group in an amount equal to the amount, if any, by which (x) the related Class A Distribution Amount (calculated for this purpose only by reference to clause (b) of the definition of the Fixed Rate Group Principal Distribution Amount or Adjustable Rate Group Principal Distribution Amount, as the case may be, but without any amount calculated under subclause (J) of clause (b) of said definition and without any Subordination Increase Amount with respect to the related Mortgage Loan Group) for such Distribution Date exceeds (y) the Available Funds with respect to such Mortgage Loan Group for such Distribution Date (the amount of such difference being the "Fixed Rate Group Available Funds Shortfall" with respect to the Fixed Rate Group, and the "Adjustable Rate Group Available Funds Shortfall" with respect to the Adjustable Rate Group);

          (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocation described in clause
               (A) above shall be allocated against any Available Funds Shortfall with respect to the other Mortgage Loan Group;

          (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A) and (B) above shall be disbursed to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Mortgage Loan Group;

          (D)  fourth, any portion of the Total Monthly Excess
               Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A), (B) and (C) above

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

               shall be disbursed to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Mortgage Loan Group;

          (E) fifth, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A), (B), (C) and (D) above shall be allocated to the payment of the related Class A Distribution Amount pursuant to clauses (iii)(A) and (iii)(D), as applicable, below on such Distribution Date in an amount equal to the amount, if any, calculated under subclause (J) of clause (b) of the definition of the Fixed Rate Group Principal Distribution Amount or Adjustable Rate Group Principal Distribution Amount, as the case may be, related to such Mortgage Loan Group, that was excluded from the calculation of the Available Funds Shortfall related to such Mortgage Loan Group, pursuant to clause (i)(A) above; and

          (F) sixth, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A), (B), (C), (D) and (E) above shall be allocated to the payment of the Class A Distribution Amount with respect to the other Mortgage Loan Group pursuant to clauses (iii)(A) and (iii)(D), as applicable, below on such Distribution Date in an amount equal to the amount, if any, calculated under subclause (J) of clause (b) of the definition of the Fixed Rate Group Principal Distribution Amount or Adjustable Rate Group Principal Distribution Amount, as the case may be, with respect to such other Mortgage Loan Group that was excluded from the calculation of the related Available Funds Shortfall for such other Mortgage Loan Group pursuant to clause
               (i)(A) above.

     (ii) second, on each Distribution Date, the Trustee shall apply the amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Distribution Date remaining after the allocations described in clause (i) above (the "Net Monthly Excess Cashflow") for such Mortgage Loan Group and Distribution Date in the following order of priority:

          (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause (iii) below, any Subordination Deficiency Amount with respect to the related Mortgage Loan Group as of such Distribution Date;

          (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause (iii) below, the Subordination Deficiency Amount, if any, with respect to the other Mortgage Loan Group; and

          (C) third, any Net Monthly Excess Cashflow remaining after the application described in clauses (A) and
               (B) above shall be paid to the Master Servicer to the extent of any unreimbursed P&I Advances and unreimbursed Servicing Advances.

     (iii) third, following the making by the Trustee of all allocations, transfers and disbursements described above under this subsection (c), from amounts (including any related Insured Payment) then on deposit in the Distribution Account with respect to the related Mortgage Loan Group, the Trustee shall distribute:

          (A) to the Owners of the Class A Certificates of the related Mortgage Loan Group, the Fixed Rate Group Current Interest or the Adjustable Rate Group Current Interest, as applicable, on a pro rata basis without any priority among such Class A Certificates, until the applicable Class A Certificate Termination Date;

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

           (B) to the Certificate Insurer, on each Distribution Date for the related Mortgage Loan Group, beginning with the Distribution Date which occurs in August 1997, the prorated Premium determined by the relative Certificate Principal Balance of the related Classes of Class A Certificates for such Distribution Date;

          (C) to the Trustee, the Trustee Fees with respect to such Mortgage Loan Group then due;

          (D) to the Owners of the related Class of Class A Certificates, (i) the Fixed Rate Group Principal Distribution Amount shall be distributed to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Termination Date, and (ii) the Adjustable Rate Group Principal Distribution Amount shall be distributed to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Termination Date;

          (E)  to the Adjustable Rate Certificates, the Basis
               Risk Carryover Amount outstanding on such Distribution Date;

          (F) to the Owners of the related Class of Class A Certificates, any Net Prepayment Interest Shortfalls or the interest portion of reductions due to the Relief Act incurred by such Class of Certificates which remain outstanding on such Distribution Date, on a pro rata basis among such Classes of Certificates;

          (G) to the Depositor and the Master Servicer to the extent of costs, expenses and liabilities incurred pursuant to Section 8.05 below;

          (H) to the Owners of the Class X Certificates, the Class X-1 Distribution Amount and Class X-2
               Distribution Amount; and

          (I) to the Owners of the Class R Certificates, any amounts remaining in the Distribution Account.

     (d) Notwithstanding Section 7.03(c) above, on any Distribution Date during the continuance of any Certificate Insurer Default resulting from the failure by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms, any amounts otherwise payable to the Certificate Insurer as Premium or Reimbursement Amounts shall be retained in the Distribution Account as Total Available Funds; provided, however, that such amounts payable with respect to Reimbursement Amounts may be paid to the Certificate Insurer after the amounts in Sections 7.03(c)(i)(E) and (F) have been paid.

     (e) Notwithstanding clause (c)(iii) above, the aggregate amounts distributed on all Distribution Dates to the Owners of the Class A Certificates on account of principal pursuant to clause (c)(iii)(D) shall not exceed the original Certificate Principal Balance of the related Certificates.

     (f)  Reserved

     (g) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of a Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of
Section 7.03. The Depositor, the Master Servicer and the Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of' the Certificate Insurer, the Depositor, the Master Servicer, the Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights, of such Owners and (b) the Certificate Insurer shall be paid such principal and interest only from the sources and in the manner provided herein for the payment of such principal and interest. The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Owners of the related Class A Certificates as set forth in Section 7.03(c)(iii).

     The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class X Certificates and the Class R Certificates to receive distributions in respect of the Class X Certificates and the Class R Certificates, and all ownership interests of the Owners of the Class X Certificates and the Class R Certificates in and to such distributions, shall be subject and subordinate to the preferential rights of the holders of the Class A Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class X Certificates and the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class X Certificates and the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Class X Certificates and the Class R Certificates shall not be required to refund any amount properly distributed on the Class X Certificates and the Class R Certificates pursuant to this Section 7.03.

     Section 7.04   Calculation of LIBOR.

     On each LIBOR Determination Date, the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("LIBOR") for the applicable Accrual Period for the Adjustable Rate Certificates by reference to the quotations, as set forth on the Telerate Screen Page 3750 offered by the principal London office of each of the designated Reference Banks for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on such Telerate Screen Page, the Trustee may request each of the Reference Banks to provide such offered quotations at such time. LIBOR will be established by the Trustee on each LIBOR Determination Date as follows:

     (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European Banks.

     (c) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be a rate equal to 5.6875% per annum.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and its calculation of the rate of interest for the applicable classes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

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

     Section 7.05   Investment of Accounts.

     (a) Consistent with any requirements of the Code, all or a portion of the Distribution Account held by the Trustee for the benefit of the Owners shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Certificate Insurer, as directed in writing by the Master Servicer, in one or more Permitted Investments bearing interest or sold at a discount. If the Master Servicer shall have failed to give investment directions to the Trustee then the Trustee shall invest in money market funds described in Section 7.07(i) to be redeemable without penalty no later than the Business Day immediately preceding the next Distribution Date. The bank serving as Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Permitted Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

     (c) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Permitted Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     (d) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and any loss resulting from such investments shall be cleared to such Account, as appropriate, subject to the provisions of Section 8.08(b) requiring that the Master Servicer contribute funds in an amount equal to such loss on such Accounts and permitting the Master Servicer to retain all income or gain with respect to investments of funds on such Accounts.

     Section 7.06   Reserved.

     Section 7.07   Permitted Investments.

     The following are Permitted Investments:

     (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, obligations backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

     (b) Federal Housing Administration debentures which have been rated by each Rating Agency in one of its two highest long-term unsecured rating categories;

     (c) Consolidated senior debt obligations of any Federal Home Loan Banks which have been rated by each Rating Agency in one of its two highest long-term unsecured rating categories;

     (d) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's and P-1 or better by Moody's;

     (e) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB or better by Standard & Poor's) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

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

     (f)  Investment agreements approved by the Certificate
Insurer provided:

     1. The agreement is with a bank or insurance company which has unsecured, uninsured and guaranteed senior debt obligation rated Aa2 or better by Moody's and AA or better by Standard & Poor's, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed senior debt obligation meeting such rating requirements, and

     2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice
(provided such notice may be amended or canceled at any time prior to the withdrawal date), and

     3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

     4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

     5. The Trustee receives an opinion of counsel (which opinion shall not be at the expense of the Trustee) that such agreement is an enforceable obligation of such insurance company or bank;

     (g) Repurchase agreements collateralized by securities described in (a) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's and A-1+ or AA, respectively, or better by Standard & Poor's, provided:

          a. A master repurchase agreement or specific written repurchase agreement governs the transaction, and

          b. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank, (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, or (c) a bank approved in writing for such purpose by the Certificate Insurer, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and

          c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Trustee, and

          d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

          e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%.

     (h) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of Standard & Poor's and Moody's; and

     (i) Investments in no load money market funds rated AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date and that no instrument described hereunder may be purchased at a price greater than par.

     Notwithstanding anything to the contrary in this Section 7.07, no investment, obligation or security shall be a Permitted Investment unless it is a "permitted investment" that is a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code earning a passive return in the nature of interest.

     Section 7.08   Accounting and Directions by Trustee.

     On the third Business Day prior to each Distribution Date occurring on or prior to the later to occur of the Class A-1 Certificate Termination Date and the Class A-2 Certificate Termination Date, the Trustee shall determine, no later than 12:00 noon New York time on such date, whether an Insured Payment will be required to be made by the Certificate Insurer on the following Distribution Date. If the Trustee determines that an Insured Payment will be required to be made by the Certificate Insurer on the following Distribution Date then no later than 12:00 noon on the third Business Day immediately preceding the related Distribution Date the Trustee shall furnish the Certificate Insurer and the Depositor with a completed Notice in the form set forth as Exhibit A to the applicable Certificate Insurance Policy. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to such Certificate Insurance Policy.

     Section 7.09   Reports by Trustee to Owners and Certificate
Insurer.

     (a) On each Distribution Date the Trustee shall report in writing to the Depositor, the Master Servicer, each Owner, the Certificate Insurer, the Underwriter, Standard & Poor's and Moody's:

          (i) the amount of the related distribution to Owners of each Class of Certificates allocable to principal, separately identifying the aggregate amount of any Prepayments included therein, any principal portion of any Carry Forward Amount included in such distribution and any remaining principal portion of any Carry Forward Amount after giving effect to such distribution;

          (ii) the amount of such distribution to Owners of such Class of Certificates allocable to interest, any Compensating Interest, any interest portion of any Carry Forward Amount included in such distribution, any remaining interest portion of any Carry Forward Amount after giving effect to such distribution, any amount paid on account of any outstanding Basis Risk Carryover Amount and any remaining Basis Risk Carryover Amount after giving effect to such distribution;

          (iii)  the Certificate Principal Balance of each
     Class of Class A Certificates after giving effect to the distribution of principal on such Distribution Date;

          (iv) the aggregate Loan Balance of the Mortgage Loans in each Mortgage Loan Group for the following Distribution
     Date;

          (v) the related amount of the Servicing Fees, Premium and Trustee Fee to or retained by the Master Servicer or paid to the Certificate Insurer or the Trustee;

          (vi) the Pass-Through Rate for each such Class of Class
     A Certificates with respect to the current Accrual Period;

          (vii) the amount of P&I Advances and Servicing
     Advances, stated separately, included in the distribution on such Distribution Date and the aggregate amount of P&I
     Advances and Servicing Advances, stated separately, outstanding as of the close of business of such Distribution
     Date;

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

          (viii) the number and aggregate Loan Balances of the Mortgage Loans (a) Delinquent one payment, (b) Delinquent two payments, (c) Delinquent three or more payments, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force (it being understood that for purposes of calculating the information described in clauses (a), (b), and (c) above, a Mortgage Loan is Delinquent one payment if payment on such Mortgage Loan is one calendar month past due on a contractual basis, a Mortgage Loan is Delinquent two payments if payment on such Mortgage Loan is two calendar months past due on a contractual basis and a Mortgage Loan is Delinquent three payments if payment on such Mortgage Loan is three calendar months past due on a contractual basis);

          (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and principal balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (x)  the total number and principal balance of any REO
     Properties as of the close of business on the Determination
     Date preceding such Distribution Date;

          (xi) the amount of any Guaranteed Distribution for such Distribution Date and the respective portions thereof allocable to principal and interest;

          (xii) the aggregate Loan Balance of all Mortgage Loans and the aggregate Loan Balance of the Mortgage Loans in each Mortgage Loan Group after giving effect to any payment of principal on such Distribution Date;

          (xiii)  the Subordinated Amount and Subordination
     Deficit for each Mortgage Loan Group, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

          (xiv) the information furnished by the Master Servicer as such information is required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners of the Class A Certificates in computing their market discount;

          (xv)  the total of any Substitution Adjustments or Loan
     Purchase Price amounts included in such distribution with respect to each Mortgage Loan Group;

          (xvi) the weighted average Mortgage Rate of the Mortgage Loans with respect to each Mortgage Loan Group;

          (xvii) the largest Loan Balance outstanding;

          (xviii) the amount of any Insured Payment made to Owners of each Class of the Class A Certificates on such Distribution Date and the amount of any Reimbursement Amount paid to the Certificate Insurer on such Distribution Date and the total amount of Insured Payments made after giving effect to any such Insured Payment; and

          (xix)  such other information as the Certificate
     Insurer may reasonably request with respect to delinquent
     Mortgage Loans and which the Master Servicer has provided to the Trustee.

     The Master Servicer shall provide to the Trustee the information described in Section 8.08(d)(ii) and in clause (b) below no later than 12:00 p.m., New York time, on the second Business Day following the Determination Date in a format previously specified by the Trustee, but in no event less than four Business Days prior to the Distribution Date, to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided shall be based solely upon information contained in the monthly servicing report provided by the Master

Servicer to the Trustee pursuant to Section 8.08(d)(ii) hereof.

     (b) The Master Servicer shall furnish to the Trustee and to the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Trustee or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee or the Certificate Insurer may reasonably require.

     Section 7.10   Reports by Trustee.

     (a) The Trustee shall, at the request of the Depositor, any Seller or the Certificate Insurer, transmit promptly to the Depositor, the Sellers and the Certificate Insurer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer and shall notify the Depositor, the Sellers and the Certificate Insurer if any Monthly Remittance Amount has not been received by the Trustee when due.

     (b) The Trustee shall report to the Certificate Insurer and each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.

     Section 7.11   Preference Payments.

     The Certificate Insurer shall pay any Guaranteed Distribution, if avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law provided the notices and conditions specified in the Certificate Insurance Policy are provided and fulfilled.

     The Trustee shall promptly notify the Certificate Insurer of either of the following as to which it has received written notice: (i) the commencement of any proceeding by or against the Depositor or a Seller commenced under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (ii) the making of any Preference Claim with respect to any payment of principal of, or interest on, the Class A Certificates. Each Owner, by its purchase of the Class A Certificates, and the Trustee hereby agree that, so long as a Certificate Insurer Default shall not have occurred and be continuing, the Certificate Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim at the expense of but subject to reimbursement as provided in the Insurance Agreement and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 11.22, the Certificate Insurer shall be subrogated to, and each Owner and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Owner in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding with respect to any court order issued in connection with any such Insolvency Proceeding.

                           ARTICLE VIII

                   SERVICING AND ADMINISTRATION
                        OF MORTGAGE LOANS

     Section 8.01   Master Servicer and Sub-Servicers.

     Acting directly or through one or more Sub-Servicers as provided in
Section 8.03, the Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit

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

of the Owners and the Certificate Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master
               Servicer or any Sub-Servicer may have with the related Mortgagor;

          (ii) the ownership of any Certificate by the Master
               Servicer or any Master Servicer Affiliate;

         (iii) the Master Servicer's obligation to make P&I
               Advances or Servicing Advances; or

          (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

     The standards set forth in the immediately preceding sentence shall be referred to herein as the "Servicing Standard".

     Subject to Section 8.03 hereof, the Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but not such designation of a Sub-Servicer shall serve to release to Master Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

     Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Master Servicer shall direct the Trustee in writing to execute and deliver (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in the name of the Trustee; provided, however, that to the extent any instrument described in clause (i) preceding would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio, the Master Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Certificate Insurer, and provided further, however, that Section 8.14(a) shall constitute an authorization from the Trustee to the Master Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). The Trustee shall, at the written direction of the Master Servicer, execute any documentation furnished to it by the Master Servicer for recordation by the Master Servicer in the appropriate jurisdictions as shall by necessary to effectuate the foregoing. Subject to Sections 8.13 and 8.14, the Trustee shall execute any authorizations and other documents as the Master Servicer or such Sub-Servicer shall reasonably request that are furnished to the Trustee to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

     The Master Servicer shall give prompt notice to the Trustee and the Certificate Insurer of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

     Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

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

     Section 8.02   Collection of Certain Mortgage Loan Payments.

     The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures for all Mortgage Loans that are consistent with the Servicing Standard. The Master Servicer may waive, modify or vary terms of a Mortgage Loan provided that no such action will (A) decrease the Mortgage Rate on the Mortgage Loan, (B) defer or forgive the payment of principal or interest for a period greater than 90 days, or 180 days if the Master Servicer provides written notice to the Certificate Insurer to which the Certificate Insuruer does not object within two Business Days (except with respect to liquidation of the Mortgage Loan), (C) extend the final maturity date of the Mortgage Loan or (D) constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulation
Section 1.860G-2(b) (or similar successor provision), provided, however, that no such modification shall be permitted to the extent that it would result in the occurrence of a Prohibited Transaction.

     Section 8.03   Sub-Servicing Agreements Between Master
Servicer and Sub-Servicers.

     The Master Servicer, with the consent of the Certificate Insurer, may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with one or more institutions that are in compliance with the laws of each state necessary to enable each of them to perform its obligations under such Sub-Servicing Agreements and each of which (x) has been designated an approved seller-servicer by FHLMC or FNMA for mortgage loans and has equity of at least $1,500,000 or (y) is a Master Servicer Affiliate. The Master Servicer shall give notice to the Trustee, the Certificate Insurer and the Rating Agencies of the appointment of any Sub-Servicer. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Each Sub-Servicer shall be required to service the Mortgage Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Sub-Servicing Agreement shall provide that a successor Master Servicer shall have the option to terminate such agreement without payment of any termination fees if the original Master Servicer is terminated or resigns.

     Section 8.04   Successor Sub-Servicers.

     The Master Servicer or the Certificate Insurer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. Upon termination, the Master Servicing may itself directly service the related Mortgage Loans or, with the consent of the Certificate Insurer, enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 8.03.

     Section 8.05   Liability of Master Servicer;
Indemnification.

     (a) The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

     (b) The Master Servicer (except the Trustee if it is required to succeed the Master Servicer hereunder) indemnifies and holds the Trustee, the Depositor, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the Depositor, the Certificate Insurer and each Owner if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses, and the Master Servicer

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

shall assume (with the consent of the Trustee and the Certificate Insurer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Depositor, the Certificate Insurer and/or Owner in respect of such claim. The provisions of this Section 8.05 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

    (c) Neither the Depositor, the Master Servicer, nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust or the Owners for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or Master Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

     The Depositor, the Master Servicer, and any director, officer, employee or agent of the Depositor or the Master Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. Pursuant to Section 7.03(c)(iii)(G), the Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Master Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

     Section 8.06 No Contractual Relationship Between Sub-Servicer, Trustee or the Owners.

     Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07.

     Section  8.07    Assumption or Termination of Sub-Servicing Agreement by
Trustee.

     In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee without act or deed on the part of the Trustee; provided, however, that the successor Master Servicer may terminate the Sub-Servicer as provided in Section 8.03.

     The terminated Master Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

     Section 8.08   Collection Account.

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

     (a) The Master Servicer shall establish and maintain the Collection Account to be held in trust for the benefit of the Trustee, the Owners and the Certificate Insurer as an Eligible Account. The Collection Account shall be entitled "Texas Commerce Bank National Association, as Trustee under the Pooling and Servicing Agreement dated as of June 1, 1997." The Master Servicer shall notify the Trustee (who will in turn notify the Owners) and the Certificate Insurer if there is a change in the name, account number or institution holding the Collection Account.

     Subject to subsection (c) below, the Master Servicer shall deposit all receipts pursuant to subsection (c) below and related to the Mortgage Loans to the Collection Account on a daily basis (but no later than the first Business Day after receipt).

     (b)  All funds in the Collection Account shall be held (i) uninvested or
(ii) invested in Permitted Investments. Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. The Collection Account shall be held in trust in the name of the Trustee for the benefit of the Owners.
Any investment earnings on funds held in the Collection Account shall be for the account of the Master Servicer and may only be withdrawn from the Collection Account by the Master Servicer immediately following the remittance of the Monthly Remittance Amount (and the Total Monthly Excess Spread included therein) by the Master Servicer. Prior to each Monthly Remittance Date, the Master Servicer shall deposit into the Collection
Account the net amount of any investment losses on such funds during the related Prepayment Period. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

     (c) The Master Servicer shall deposit to the Collection Account on the Business Day after receipt all principal and interest due on the Mortgage Loans and received after the Cut-Off Date including any Prepayments and Net Liquidation Proceeds, other recoveries or amounts related to the Mortgage Loans received by the Master Servicer and any income from REO Properties, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 8.15 hereof, including any Servicing Fees and other servicing compensation, for prior months not paid in full including, without limitation, any such insufficiency which relates to Compensating Interest, (ii) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Mortgage Loan immediately prior to liquidation, plus (II) accrued and unpaid interest on such Mortgage Loan (net of the Servicing Fee) to the date of such liquidation, (iii) reimbursements for P&I Advances not otherwise reimbursed from Liquidation Proceeds and (iv) reimbursements for amounts deposited in the Collection Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid.

     (d)(i) The Master Servicer may make withdrawals for its own account from the amounts on deposit in the Collection Account, with respect to each Mortgage Loan Group, for the following purposes:

     (A) to withdraw investment earnings on amounts on deposit in the Collection Account;

     (B)  Reserved;

     (C) to withdraw amounts that have been deposited to the Collection Account in error;

     (D)  to reimburse itself for any P&I Advance or Servicing
          Advance that it has determined to be a Nonrecoverable
          Advance; and

     (E) to clear and terminate the Collection Account following the termination of the Trust pursuant to Article IX.

     (ii) The Master Servicer shall (a) remit to the Trustee for deposit in the Distribution Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Monthly Remittance Amount allocable to a Due Period not later than the related Monthly Remittance Date and Loan Purchase Prices and Substitution Adjustments two Business Days following the related purchase or substitution,

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

and (b) no later than by 12:00 p.m., New York time on the second Business Day after the Determination Date immediately preceding the related Distribution Date, but in no event less than four Business Days prior to the related Distribution Date, deliver to the Trustee and the Certificate Insurer a monthly servicing report via electronic medium, with respect to each Mortgage Loan Group, containing the following information: (i) principal and interest collected, Liquidated Loans, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Mortgage Loans and (ii) the information described in Section 7.09(a) and (b). In addition, the Master Servicer shall inform the Trustee and the Certificate Insurer on each Monthly Remittance Date, with respect to each Mortgage Loan Group, of the amounts of any Loan Purchase Prices or Substitution Adjustments so remitted during the related Due Period.

     (e) The Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Property, and shall maintain the Collection Account for the benefit of or take actions on behalf of the Owners and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Owners shall be deemed to include the Certificate Insurer.

     Section  8.09  P&I Advances and Servicing Advances.

     (a) Subject to the third paragraph of this subsection (a), the Master Servicer will be obligated on each Monthly Remittance Date to remit to the Trustee from its own funds for deposit into the Distribution Account an amount equal to scheduled interest and principal (other than a Balloon Payment) on the Mortgage Loans due and payable during the related Due Period but uncollected as of the related Determination Date (net of the Servicing
Fee) (such amount a "P&I Advance"). P&I Advances include, but are not limited to, any amount advanced due to the invocation by a Mortgagor of the relief provisions of the Relief Act.

     The Master Servicer shall be permitted to reimburse itself for any P&I Advances paid from the Master Servicer's own funds from collections on any Mortgage Loan in the related Mortgage Loan Group deposited to the Collection Account subsequent to the related Determination Date, and shall deposit into the Collection Account with respect thereto (i) collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such P&I Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of P&I Advances related thereto. If not recovered from the related Mortgagor or the related Net Liquidation Proceeds nor withdrawn by the Master Servicer from collections on any Mortgage Loan in the related Mortgage Loan Group deposited to the Collection Account as contemplated by the preceding sentence, the Master Servicer shall recover P&I Advances pursuant to Section 8.08(d)(i)(D) or from Net Monthly Excess Cash flow pursuant to Section 7.03(b)(iii). Notwithstanding anything herein to the contrary, if the Master Servicer reasonably determines that any P&I Advance previously made with respect to a Mortgage Loan is a Nonrecoverable Advance, then the Master Servicer is authorized and entitled to withdraw any such advance from any sums in the Collection Account whether or not the sums so withdrawn relate to that specific Mortgage Loan or relate to a Mortgage Loan in the related Mortgage Loan Group.

     Notwithstanding the foregoing, the Master Servicer shall not be obligated to make a P&I Advance as to any Mortgage Loan if the Master Servicer determines that such P&I Advance, if made, would be a Nonrecoverable Advance. The Master Servicer shall give written notice of such determination to the Trustee and the Certificate Insurer; and the Trustee shall promptly furnish a copy of such notice to the Owners; provided, that the Master Servicer shall be entitled to recover any unreimbursed P&I Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement.

     (b) Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, (each such expenditure, a "Servicing Advance") including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures and attorneys' fees associated with the foregoing,
(iii) the management and liquidation of REO Property and (iv) advances required by Section 8.13(a), but the Master Servicer shall not be obligated to make any such Servicing Advance if the Master Servicer determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage

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

Loans or, if not recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, (y) as provided in Section 7.03(c)(ii)(C) and (z) if the Master Servicer reasonably determines that any Servicing Advance previously made with respect to a Mortgage Loan is a Nonrecoverable Advance, then the Master Servicer is authorized and entitled to withdraw any such advance from any sums in the Collection Account whether or not the sums so withdrawn relate to that specific Mortgage Loan or relate to a Mortgage Loan in the related Mortgage Loan Group. The Master Servicer shall be entitled to recover the Servicing Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement. Except as provided in the previous sentence, in no case may the Master Servicer recover Servicing Advances from the principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan except as provided in Section 7.03(c)(ii)(C).

     Section 8.10   Compensating Interest: Repurchase of Mortgage Loans.

     (a) If a Prepayment of a Mortgage Loan occurs during any Prepayment Period which gives rise to a Prepayment Interest Shortfall, any difference between the interest collected from the Mortgagor and the full month's interest at the Mortgage Rate less the Servicing Fee ("Compensating Interest") that is due shall be deposited by the Master Servicer (but not in excess of one-half of the Servicing Fee for the related Due Period on such Mortgage Loan) to the Collection Account on the related Monthly Remittance Date and shall be included in the Monthly Remittance to be made available to the Trustee on such Monthly Remittance Date.

     (b) The Master Servicer, and in the absence of the exercise thereof by the Master Servicer, the Certificate Insurer, has the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer pursuant to Section 8.13; provided, however, that the Master Servicer or the Certificate Insurer, as the case may be, may not purchase any such Mortgage Loan unless the Master Servicer or the Certificate Insurer, as the case may be, at its own expense, has delivered to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Master Servicer or the Certificate Insurer, as the case may be, and the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Master REMIC or Subsidiary REMIC as a REMIC. Any such Mortgage Loan so purchased shall be purchased by the Master Servicer or the Certificate Insurer as the case may be on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Collection Account and the Master Servicer shall provide the Certificate Insurer and the Trustee with a Liquidation Report in the form of Exhibit L hereto with respect to each such Mortgage Loan.

     (c) The Net Liquidation Proceeds from the disposition of any REO Property shall be deposited in the Collection Account and remitted to the Trustee as part of the Monthly Remittance Amount remitted by the Master Servicer to the Trustee.

     Section 8.11   Maintenance of Insurance.

     (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest
(A) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, and (B) such other insurance as provided in the related Mortgage Loan. The Master Servicer shall maintain

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

fire and hazard insurance from a Qualified Insurer with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) 100% of the then "full replacement cost" of the improvements which are a part of such property or (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer shall maintain, from a Qualified Insurer, with respect to each REO Property such other insurance as provided in the related Mortgage Loan. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration and repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 8.08(c), subject to withdrawal pursuant to Section 8.08(d). Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Owners, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Mortgage, Note or other Mortgage Loan documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer will use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain or will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property is located in a federally designated special flood hazard area, the Master Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Master Servicer shall either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in
Section 8.01; provided, however, that the Master Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. Costs of the Master Servicer of maintaining insurance policies pursuant to this Section 8.11 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer.

     The Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Owners, claims under each related insurance policy maintained pursuant to this Section 8.11 in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

     The Master Servicer shall require that all insurance policies required hereunder shall name the Trustee or the Master Servicer, on behalf of the Trustee as the mortgagee, as loss payee and that all such insurance policies require that 30 days' notice be given to the Master Servicer before termination to the extent required by the related Mortgage, Note, or other Mortgage Loan documents.

     (b) (I) If the Master Servicer obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses or other required insurance on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 8.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that
(i) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of
Section 8.11(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.
 In connection with its activities as Master Servicer hereunder, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Owners, claims

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under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

          (II) If the Master Servicer causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which policy is issued by a Qualified Insurer and provides no less coverage in scope and amount for such Mortgaged Property or REO Mortgaged Property than the insurance required to be maintained pursuant to Section 8.11(a), the Master Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to Section 8.11(a). Such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 8.11(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible.

     Section 8.12   Due-on-Sale Clauses; Assumption and Substitution
Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. An opinion of counsel at the expense of the Master Servicer delivered to the Trustee, the Depositor and the Certificate Insurer to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Master Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 8.13   Realization Upon Defaulted Mortgage Loans; Inspection.

     (a) The Master Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Trust of Mortgaged Properties relating

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to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section 8.10(b). Subject to Section 8.09, in connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the Servicing Standard, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. The Master Servicer shall sell any REO Property within the later of (a) two years after the acquisition of the Mortgaged Property by the Trust, (b) the extended time period granted by the Internal Revenue Service, or (c) the extended time period deemed to be granted pursuant to the provisions of Section 1.856-6(g) of the Treasury Regulations following the failure of the Internal Revenue Service to respond to an extension request letter, at such price as the Master Servicer deems necessary to comply with this covenant. Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fall to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any income from "non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on or under a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property. The Master Servicer shall not take any such action with respect to any Mortgaged Property known by the Master Servicer to contain such wastes or substances or to be within one mile of the site of such wastes or substances, without the prior written consent of the Certificate Insurer.

     (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan and in accordance with the Servicing Standard, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan (exclusive of any possibility of a deficiency judgment), whereupon such Mortgage Loan shall become a "Liquidated Loan". After a Mortgage Loan has become a Liquidated Loan, the Master Servicer shall promptly prepare and forward to the Depositor, the Trustee and the Certificate Insurer a report detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith, such report in the form attached hereto as Exhibit L.

     (c) The Master Servicer shall not acquire any personal property pursuant to this Section 8.13 unless either: (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Master Servicer; or (ii) the Master Servicer shall have obtained an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee (which opinion shall be at the expense of the Trust) addressed to the Certificate Insurer, the Trustee and the Master Servicer, to the effect that the holding of such personal property as part of the Trust will not cause the imposition of taxes on a Prohibited Transaction or cause either the Master REMIC or the Subsidiary REMIC to fail to qualify as a REMIC under the REMIC provisions.

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     Section 8.14   Trustee to Cooperate; Release of Files.

     (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Master Servicer shall deliver to the Trustee a completed "Request for Release of Documents." Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related File, in trust to (i) the Master Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

     (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Master Servicer and delivery to the Trustee of a Request for Release signed by an Authorized Officer of the Master Servicer, release the related File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer. Such receipt shall obligate the Master Servicer to return the File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to the Master Servicer.

     (c) The Master Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages and (iv) second mortgage subordination agreements. No application for approval shall be considered by the Master Servicer unless: (x) the provisions of the related Note and Mortgage have been compiled with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of the Master Servicer setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Master Servicer the consent or partial release so requested by the Master Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Master Servicer pursuant to this paragraph. The Master Servicer shall notify the Certificate Insurer and the Rating Agencies if an application is approved under clause (y) above without approval in writing by the Certificate Insurer.

     Section 8.15   Servicing Compensation.

     As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan. The Master Servicer shall be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, prepayment penalties, or any other service-related fees, Net Liquidation Proceeds not required to be deposited in the Collection Account pursuant to Section 8.08(c)(iii) and similar items, to the extent collected from Mortgagors.

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     Section 8.16   Annual Statement as to Compliance.

     The Master Servicer, at its own expense, will deliver to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies, not later than 90 days following the end of the fiscal year of the Master Servicer which as of the Startup Day ends on the last day of December, commencing in 1998, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default, and (iii) the Master Servicer's short-term commercial paper rating.

     Section 8.17   Annual Independent Certified Public Accountants' Reports.

     (a) Not later than 90 days following the end of each fiscal year of the Master Servicer, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by FHLMC, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Owner upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

     (b)  [Reserved.]

     (c) The Depositor shall, on behalf of the Trust, prepare, sign and file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust which the Depositor determines are required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. The Depositor shall file with the Securities and Exchange Commission, within twenty-five days of the Startup Day, a Current Report on Form 8-K together with this Agreement.

     Section 8.18 Access to Certain Documentation and Information Regarding the Mortgage Loans.

     The Master Servicer shall provide to the Trustee, the Certificate Insurer and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

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     Section 8.19   Merger or Consolidation of the Master Servicer;
Assignment.

     Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and good standing as a federally chartered savings bank under the laws of the United States of America and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer and shall be deemed to have assumed all of the liabilities of the Master Servicer hereunder, if each of the Rating Agencies has confirmed in writing that such merger, consolidation or transfer and succession shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

     Section 8.20   Removal of Master Servicer; Resignation of Master
Servicer.

     (a) The Certificate Insurer (or the Owners, with the consent of the Certificate Insurer pursuant to Section 6.11 hereof) may direct the Trustee to remove the Master Servicer upon the occurrence of any of the following events:

          (i) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing; or

          (ii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of ninety (90) consecutive days; or

          (iii) The Master Servicer shall fail to perform in any material respect any one or more of its obligations hereunder and shall continue in default thereof for a period of thirty (30) days (except that there shall be no grace period for a failure by the Master Servicer to remit the Monthly Remittance Amount to the Trustee as provided in Section 8.08(d)(ii)(a)) after the earlier of
     (a) actual knowledge of an officer of the Master Servicer or (b) receipt of notice from the Trustee or the Certificate Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

          (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 which materially and adversely affects the interests of the Owners or

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     the Certificate Insurer for a period of sixty (60) days after the earlier of the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

          (v)  There shall have occurred, and the Certificate
     Insurer shall have notified the Master Servicer and the Trustee of, an event of default by the Master Servicer under the Insurance Agreement, provided (except in the case of a default by the Master Servicer under Section 5.01(f) of the Insurance Agreement) that no Certificate Insurer Default exists; or

          (vi) The merger, consolidation or other combination of the Master Servicer with or into any other entity, unless such merger, consolidation or other combination is in accordance with
     Section 8.19.

     (b) The Certificate Insurer may instruct the Trustee to remove the Master Servicer upon (a) the failure by the Master Servicer to make any required Servicing Advance when due or (b) the failure of the Master Servicer to make any required P&I Advance or to pay any Compensating Interest when due which failure remains unremedied until 12:00 p.m. (noon) New York time on the next succeeding Business Day.

     (c) If any event described in subsection (b) above occurs and is continuing, the Certificate Insurer may terminate the Master Servicer in accordance with this Section and the Trustee shall act as successor Master Servicer.

     The Certificate Insurer agrees to use its best efforts to inform the Trustee of any materially adverse information regarding the Master Servicer's servicing activities that comes to the attention of the Certificate Insurer from time to time.

     (d) If any event described in sections (a) and (b) above occurs and is continuing, the Certificate Insurer shall notify the Owners of the Class R Certificates in writing if the Certificate Insurer intends to terminate the Master Servicer in its capacity as Master Servicer under this Agreement.

     (e) The Master Servicer may assign its rights and delegate its duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee and the Certificate Insurer, (B) shall be (I) an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or (II) a Person resulting from a merger, consolidation or succession that is permitted under Section 8.19, and (C) shall execute and deliver to the Trustee and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement from and after the date of such agreement; (ii) as evidenced by a letter from each Rating Agency delivered to the Trustee and the Certificate Insurer, each Rating Agency's rating or ratings of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, downgraded or withdrawn as a result of such assignment and delegation; (iii) the Master Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 8.20(e); and (iv) the rate at which the Servicing Fee (or any component thereof) is calculated shall not exceed the rate in effect prior to such assignment and delegation. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer hereunder. The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer at no expense to the Trustee or to the Certificate Insurer.

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     (f)  No removal or resignation of the Master Servicer shall become effective until the Trustee or a Successor Master Servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section.

     (g) Upon removal or resignation of the Master Servicer, the Master Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

     (h) Any collections then being held by the Master Servicer prior to its removal and any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the successor Master Servicer.

     (i) Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second mortgage loans and having equity of not less than $1,500,000 (or such lower level as may be acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles and acceptable to the Certificate Insurer and the Owners of the Class R Certificates (provided that if the Certificate Insurer and such Owners cannot agree within a reasonable period of time as to the acceptability of such successor Master Servicer, the decision of the Certificate Insurer shall control) as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor Master Servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fee, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. The Trustee shall be obligated to serve as successor Master Servicer whether or not the fee described in the preceding sentence is paid by the Sellers, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sellers.

     (j) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain servicing. The Trustee shall deduct from any sum received by the Trustee from the successor Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Master Servicer shall be paid by the Trustee to the removed Master Servicer at the time of such sale, transfer and assignment to the successor Master Servicer.

     (k) The Trustee and such successor Master Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Collection Account by the Master Servicer or which are thereafter received with respect

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to the Mortgage Loans.  Neither the Trustee nor any other successor Master
Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Subject to subsection (j), if the Master Servicer resigns or is replaced hereunder, the Master Servicer (other than the Trustee) agrees to reimburse the Trust, the Owners and the Certificate Insurer for the costs and expenses associated with the transfer of servicing to the replacement Master Servicer.

     (l) Any successor Master Servicer (other than the Trustee), upon assuming the duties of Master Servicer hereunder, shall immediately make all required P&I Advances and deposit them to the Collection Account which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee shall only be required to make P&I Advances (including the P&I Advances described in this clause (I)) if, in the Trustee's reasonable good faith judgment, such P&I Advances will ultimately be recoverable from the Mortgage Loans.

     (m) The Trustee shall give notice to the Certificate Insurer, to the Mortgagors, to Moody's and to Standard & Poor's of the transfer of the servicing to the successor Master Servicer.

     (n) The Trustee shall give notice to the Certificate Insurer, the Owners, the Trustee, the Sellers, Moody's and Standard & Poor's of the occurrence of any event described in paragraphs (a) or (b) above of which the Trustee is aware.

     Section 8.21 Inspections by Certificate Insurer; Errors and Omissions Insurance.

     (a) Upon reasonable notice, the Trustee, the Certificate Insurer or any agents thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer during the Master Servicer's normal business hours with any of its officers or directors; provided, however, that the costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Master Servicer;

     (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements from FNMA or FHLMC, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall be deemed to have complied with this provision if a Master Servicer Affiliate has such errors and omissions policy and fidelity bond coverage and, by the terms of such insurance policy and fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. Upon the request of the Trustee or the Certificate Insurer, the Master Servicer shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond or errors and omission policy.

                            ARTICLE IX

                       TERMINATION OF TRUST

     Section 9.01   Termination of Trust.

     The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates, from amounts other than those available under the Certificate Insurance Policy,

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of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all Property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the Trust is effected as described below and (d) the final payment to the Certificate Insurer of all amounts then owing to it. To effect a termination of this Agreement pursuant to clause (c) above, the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, which plan shall be described by such Owners with specificity, for each of the Mortgage Loan Groups and each of the Master REMIC and the Subsidiary REMIC, as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee (the cost of which opinion shall be an expense of the Trust and which opinion shall be at no expense to the Trustee) to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James, living on the date hereof and (ii) the Latest Possible Maturity Date. The Trustee shall give written notice of termination of this Agreement to each Owner in the manner set forth in Section 11.05.

     Section 9.02 Termination Upon Option of Owners of Class R Certificates and Master Servicer.

     (a) On any Monthly Remittance Date on or after the Optional Termination Date, the Class R Optionholder may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate on terms agreed upon between the Certificate Insurer and the Class R Optionholder at a price no less than 100% of the aggregate Loan Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Collection Account to the Distribution Account representing collections of principal on the Mortgage Loans during the current Due Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Trust Estate expenses, P&I Advances and Servicing Advances and any P&I Advances which the Master Servicer has theretofore failed to remit. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The Master Servicer shall indemnify the Certificate Insurer for any claims under the Certificate Insurance Policy for the exercise of such option.

     (b) In addition to the foregoing, following the Optional Termination Date, on or after the first Monthly Remittance Date on which the aggregate of the Loan Balances of the Mortgage Loans is less than 5% of the Original Aggregate Loan Balance, the Master Servicer may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at terms agreed upon between the Certificate Insurer and the Master Servicer, at a price no less than 100% of the aggregate Loan Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Collection Account to the Distribution Account representing collections of principal on the Mortgage Loans during the Current Due Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Trust Estate expenses, P&I Advances and Servicing Advances and the interest component of any P&I Advances which Master Servicer has theretofore failed to remit.

     (c) In connection with any such purchase, such Class R Optionholder or the Master Servicer, as

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applicable, shall adopt, and shall set forth with specificity, and the
Trustee shall adopt, as to the Trust, a plan of complete liquidation for all of the Mortgage Loan Groups as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an opinion of counsel experienced in federal income tax matters (at such purchaser's expense) acceptable to the Trustee to the effect that such purchase and liquidation constitutes, as to the Trust and each of the Master REMIC and the Subsidiary REMIC, a Qualified Liquidation. In addition, such Class R Optionholder, the Master Servicer or the Certificate Insurer, as applicable, shall provide to the Trustee an opinion of counsel (at such purchaser's expense) acceptable to the Trustee to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

     (d) Promptly following any purchase described in this Section 9.02, the Trustee will release the Files to the Owners of such Class R Certificates or the Master Servicer, as the case may be, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

     Section 9.03   Reserved

     Section 9.04   Termination Upon Loss of REMIC Status.

     (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal or, if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), within 30 calendar days following such Final Determination
(i) the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer shall direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, which shall be described by such Certificate Insurer or Owners with specificity, as contemplated by
Section 860F(a)(4) of the Code and liquidate the Trust in a Qualified Liquidation within 89 days thereafter or (ii) the Master Servicer or the Certificate Insurer may notify the Trustee of the Master Servicer's or the Certificate Insurer's, as applicable, determination to purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of
(w) the greater of (I) 100% of the aggregate Loan Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Collection Account representing corrections of principal on the Mortgage Loans during the current Due Period, and (II) the fair market value of such Mortgage Loans (disregarding accrued interest), (x) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (y) the aggregate amount of any unreimbursed P&I Advances and Servicing Advances and the interest portion of any P&I Advances which the Master Servicer has theretofore failed to remit and (z) any Reimbursement Amounts due and owing to the Certificate Insurer.

     Upon receipt of such direction or notice, the Trustee shall notify the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice").
The Owners of a majority of the Percentage Interests of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Adjusted Pass-Through Rate, (b) the aggregate amount of any unreimbursed P&I Advances and Servicing Advances and (c) the interest portion of any P&I Advances which the Master Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that neither the Master Servicer nor the Certificate Insurer has elected to purchase the Mortgage Loans, the Trustee at the written direction of the Master Servicer shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after

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

the expiration of the Purchase Option Period and (ii) in the event that the Master Servicer or the Certificate Insurer, as applicable, has given the Trustee notice of the Master Servicer's or the Certificate Insurer's determination to purchase the Trust Estate, which notice shall set forth with specificity a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code) the Trustee shall adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and the Master Servicer or the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise then remaining in the Trust Estate for the price calculated as described in clause (a)(ii) above. In connection with such Purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase, and shall provide to the Trustee, at the Master Servicer's or Certificate Insurer's expense, as applicable, an opinion of counsel experienced in federal income tax matters that such purchase shall constitute a Qualified Liquidation.

     (b) Following a Final Determination, the Owners of a majority of the Percentage Interests of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an opinion of counsel experienced in federal income tax matters (at such Owner's expense) acceptable to the Certificate Insurer selected by such Owners of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the greater of (i) the aggregate Loan Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (b) the aggregate amount of unreimbursed P&I Advances and (c) any P&I Advances which the Master Servicer has theretofore failed to remit and any Reimbursement Amounts due the Certificate Insurer and (ii) the fair market value of the assets of the Trust on such Date. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interests of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Owners shall direct the Trustee to adopt and shall set forth with specificity, a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee at such Owners' expense, an opinion of counsel experienced in federal income tax matters to the effect that such purchase pursuant to such plan constitutes a Qualified Liquidation.

     Section 9.05   Disposition of Proceeds.

     The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Distribution Account; provided, however, that any amounts representing unreimbursed P&I Advances and Servicing Advances theretofore funded by the Master Servicer from the Master Servicer's own funds shall be paid by the Trustee to the Master Servicer from the proceeds of the Trust Estate.

     Section 9.06   Trustee Tax Reporting.

          The Trustee shall attach a statement specifying the first day of the 90-day liquidation period in connection with any termination in a Qualified Liquidation to the final federal income tax return of each of the Master REMIC and the Subsidiary REMIC.

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                            ARTICLE X

                           THE TRUSTEE

     Section 10.01  Certain Duties and Responsibilities.

     (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement unless the Trustee resigns or is removed, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     (b) Notwithstanding the appointment of the Master Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Master Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Master Servicer, the Master Servicer and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Master Servicer, and pending the appointment of any other Person as successor Master Servicer, have the power and duty during its performance as successor Master Servicer:

          (i)  to collect payments on each Note;

          (ii) to foreclose on defaulted Mortgage Loans;

          (iii)to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

          (iv) to deliver instruments of satisfaction pursuant to
               Section 8.14;

          (v)  to enforce the Mortgage Loans; and

          (vi) to make Servicing Advances.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given pursuant to Section 6.11.

     (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or

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otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken. The Trustee may not act under this subparagraph (g) without the prior written consent of the Certificate Insurer, unless a Certificate Insurer Default exists.

     (h) Upon the direction of the Certificate Insurer, the Trustee hereby agrees to oppose any attempt to treat the Mortgage Loans as the property of the estate of either Seller, the Master Servicer or the Depositor.

     Section 10.02  Removal of Trustee for Cause.

     (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Distribution Date amounts available for distribution in accordance with the terms hereof (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

          (2) the Trustee shall breach or fail in the performance of any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller, the Certificate Insurer, or by the Owners of at least 25 % of the aggregate Percentage Interests in the Trust Estate represented by the Class A Certificates then Outstanding, or, if there are no Class A Certificates then Outstanding, by such Percentage Interests represented by each of the Class X Certificates and the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

          (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and

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

     liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

          (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

     The Depositor shall give to the Certificate Insurer, Moody's and Standard & Poor's notice of the occurrence of any such event of which the Depositor is aware.

     (b) If any event described in paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Class A Certificates or if there are no Class A Certificates then outstanding by such majority of the Percentage Interests represented by each of the Class X Certificates and the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b) hereof, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.09 hereof.

     (c) To the extent of any costs incurred in removing the Trustee which are not recovered from the former Trustee, such costs will be payable pursuant to Section 10.07 hereof.

     Section 10.03  Certain Rights of the Trustee.

     Except as otherwise provided in Section 10.01 hereof:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting based upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Depositor, the Sellers, the Certificate Insurer, or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

     (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

     (d) the Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless Such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

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

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians;

     (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

     (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

     (j) pursuant to the terms of this Agreement, the Master Servicer is required to furnish to the Trustee from time to time certain information and to make various calculations which are relevant to the performance of the Trustee's duties under this Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopied confirmation), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information: and

     (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

     Section 10.04  Not Responsible for Recitals or Issuance of Certificates.

     The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Mortgage Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Sellers or the Master Servicer in respect of the Mortgage Loans or deposited into or withdrawn from the Collection Account by the Depositor, the Master Servicer or the Sellers, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

     Section 10.05  May Hold Certificates.

     The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

     Section 10.06  Money Held in Trust.

     Money held by the Trustee in trust hereunder shall be segregated from other trust funds. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Sellers and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

     Section 10.07  Compensation and Reimbursement; No Lien for Fees.

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     The Trustee shall receive compensation for fees and
reimbursement for expenses. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee pursuant to
Section 7.03(c)(iii)(C) and reimburse itself for expenses at the same level of priority as the Trustee Fee. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the reasonable expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee pursuant to
Section 10.13 or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising in respect of such Master Servicer's acts or omissions in connection with this Agreement and the Mortgage Loans serviced by such Master Servicer. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee.

     Section 10.08  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, acceptable to the Certificate Insurer and having a deposit rating of at least A- from Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's) and A2 by Moody's (or such lower rating as may be acceptable to Moody's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Depositor with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

     Section 10.09  Resignation and Removal: Appointment of
Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

(b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of each Seller, one copy of which instrument shall be delivered to the Trustee so resigning, one copy to the successor trustee or trustees and one copy to the Master Servicer. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or the Certificate Insurer or any Owner on behalf of himself and all others similarly situated, may obtain any such court for the appointment of a successor trustee. A copy of any such petition shall be promptly delivered to the Master Servicer. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

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(c)  If at any time the Trustee shall cease to be eligible under
Section 10.08 hereof and shall fail to resign after written request therefor by the Depositor or by the Certificate Insurer, the Certificate Insurer or the Depositor with the written consent of the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(d) The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates with the consent of the Certificate Insurer, or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by each of the Class X Certificates and the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor, to the Master Servicer and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section
11.03 hereof.

(e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor,one complete set to the Trustee so removed, one complete set to the successor Trustee so appointed.

(f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor shall promptly appoint a successor trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, to the Rating
Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

     Section 10.10  Acceptance of Appointment by Successor
Trustee.

     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

     Upon acceptance of appointment by a successor Trustee as provided in this Section, the Successor Trustee shall mail notice thereof by first-class mail, postage prepaid, to the Owners at the last addresses appearing upon

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the Register.

     No successor trustee shall accept its appointment unless at the time of such acceptance such Successor shall be qualified and eligible under this Article X.

     Section 10.11  Merger, Conversion, Consolidation or
Succession to Business of the Trustee.

     Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this
Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

     Section 10.12  Reporting; Withholding.

     (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

     (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in subsection (a) above, the Trustee shall prepare and timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code. The Trustee shall collect any forms or reports from the Owners it determines to be required under applicable federal, state and local tax laws.

     Section 10.13  Liability of the Trustee.

     The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Insurer, the Depositor, the Sellers, the Master Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Distribution Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, each of the Sellers and the Master Servicer, severally, hereby indemnifies the Trustee from, and holds it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable legal fees and expenses) of whatsoever kind arising out of or in connection with the performance by such party of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.

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     Section 10.14  Appointment of Co-Trustee or Separate
Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Mortgaged Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10. 14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in
Section 8.20(a) shall have occurred and be continuing, the Trustee subject to reasonable approval of the Certificate Insurer alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 10.08 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.09.

     Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

          (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or emission of any other co-Trustee hereunder; and

          (iii)     The Master Servicer, the Certificate
     Insurer and the Trustee acting jointly at that time accept the resignation of or remove any separate
     Trustee or co-Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

     Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 10.15  Trustee to Hold the Certificate Insurance
Policy.

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          The Trustee will hold the Certificate Insurance Policy
in trust as agent for the Owners of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Certificate Insurance Policy nor the amounts paid on the Certificate Insurance Policy will constitute part of the Trust or assets of either REMIC created by this Agreement. Each Owner of Class A Certificates by accepting its Class A Certificates appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policy.

                            ARTICLE XI

                          MISCELLANEOUS

     Section 11.01  Compliance Certificates and Opinions.

     Upon any application or request by the Depositor, the Sellers, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, the Sellers, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been compiled with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto:

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

          (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been compiled with in all material respects.

     Section 11.02  Form of Documents Delivered to the Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, the Sellers or the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, the Sellers or the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect

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

to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

     Section 11.03  Acts of Owners.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

     Section 11.04  Notices, etc. to Trustee.

     Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer, the Depositor or the Sellers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at the Corporate Trust Office.

     Section 11.05  Notices and Reports to Owners; Waiver of
Notices.

     Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly stated) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Master Servicer is removed or resigns or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

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     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Agreement provides for notice to any Rating
Agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

     Section 11.06  Rules by Trustee.

     The Trustee may make reasonable rules for any meeting of Owners.

     Section 11.07  Successors and Assigns.

     All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

     Section 11.08  Severability.

     In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.09  Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 11.10  Legal Holidays.

     In any case where the date of any Monthly Remittance Date, any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 11.11  Governing Law; Submission to Jurisdiction.

     (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

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

     (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against them or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

     (c) Each of the Depositor, the Sellers and the Master Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding, set forth in paragraph (b) hereof. Each of the Sellers and the Master Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

     (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Sellers, the Master Servicer or the Certificate Insurer or any third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Mortgage Loans against any Mortgagor in the courts of any jurisdiction.

     Section 11.12  Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.13  Usury.

     The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

     Section 11.14  Amendment.

     (a) The Trustee, the Depositor, the Sellers and the Master Servicer may, at any time and from time to time, and without notice to or the consent of the Owners but with the consent of the Certificate Insurer, amend this Agreement, subject to the provisions of Section 11.16 and 11.17 and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof; (ii) upon receipt of an opinion of counsel experienced in federal income tax matters (which opinion shall be at no expense to the Trustee) to the effect that no entity-level

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tax will be imposed on the Trust or upon the transferor of a Class R
Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization or removing the restriction on transfer set forth in Section 5.08(a) hereof; (iii) maintaining the qualification of the REMICs under the Code or avoiding, or minimizing the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund's assets, or preventing the Trust Fund from entering into any Prohibited Transaction; or (iv) adding provisions hereto which are not inconsistent with the provisions hereof, provided that in the case of this clause (iv) the Person requesting such amendment delivers (A) an opinion of counsel (which opinion shall be at the expense of the Trust) acceptable to the Trustee and the Certificate Insurer that such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Class A Certificates without regard to the Certificate Insurance Policy. The Depositor, the Sellers, the Master Servicer and the Trustee may amend this Agreement, with the consent of the Certificate Insurer and the Owners evidencing not less than a majority of the aggregate Class Principal Balance of the Class of Certificates affected by such amendment and for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners or the terms of the Certificate Insurance Policy; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that are required to be made on any Certificate without the consent of its Owner or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all of the Owners. Notwithstanding the foregoing, no amendment may be made unless the Trustee shall have received an opinion of counsel to the effect that such amendment will not cause either the Master REMIC or the Subsidiary REMIC to be disqualified as a REMIC, or subject the Trust to "prohibited transaction" or "prohibited contribution" taxes.

     (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of such amendment to each Owner in the manner set forth in Section 11.05, and to the Rating Agencies.

     (c) The Trustee shall provide the Certificate Insurer and the Rating Agencies with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

     Section 11.15  Paying Agent; Appointment and Acceptance of
Duties.

     The Trustee is hereby appointed Paying Agent. The Trustee may, subject to the eligibility requirements for the Trustee set forth in Section 10.08 hereof, appoint one or more other Paying
Agents or successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying
Agent shall agree with the Trustee, subject to the provisions of
Section 6.02, that such Paying Agent will:

     (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Distribution Date among such Owners in the proportion specified by the Trustee; and

     (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days' written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

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

     In the event of the resignation or removal of any Paying
Agent other than the Trustee, such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate
Insurer and the Owners by mailing notice thereof at their addresses appearing on the Register.

     Section 11.16  REMIC Status.

     (a) The parties hereto intend that each of the Master REMIC and the Subsidiary REMIC constitute, and that the affairs of the Trust shall be conducted so as to qualify each as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as "tax matters person" (as defined in the REMIC Provisions) for the Trust and in such capacity it shall (i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by the Trust established hereunder using a calendar year as the taxable year for the Trust established hereunder; (ii) in the first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions and related provisions of applicable state law, on behalf of the Trust, for each of the Master REMIC and the Subsidiary REMIC to be treated as a REMIC;
(iii) prepare and forward, or cause to be prepared and related provisions of applicable state law forwarded, to the Owners all information, reports or tax returns required with respect to the Trust as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "issue price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of the Trust, except as provided under this Agreement; (v) represent the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust, and otherwise act on behalf of the Trust or any REMIC therein in relation to any tax matter involving the Trust or any REMIC therein; (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; and (vii) make available information necessary for the computation of any tax imposed (A) on transferors of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization. The obligations of the Trustee or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

     (b) The Sellers, the Depositor, the Trustee and the Master Servicer covenant and agree for the benefit of the Owners and the Certificate Insurer (i) to take no action or direct any other Person to take any action which would result in the termination of "REMIC" status for either of the Master REMIC or the Subsidiary REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code, subject to the exceptions set forth in Section 860F(a)(5) of the Code, and (iii) not to engage in any other action which may result in the imposition on the Trust or either REMIC of any other taxes under the Code.

     (c) The Trustee shall, for federal income tax purposes and for each of the Master REMIC and the Subsidiary REMIC, maintain books on a calendar year basis and report income on an accrual basis.

     (d) Except as otherwise permitted by Section 7.05(b), no Permitted Investment shall be sold prior to its stated maturity
(unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

     (e) None of the Depositor, the Sellers or the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

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     (f)  Reserved.

     (g) The Master Servicer and Tax Matters Person each severally agree to indemnify the Trust for any tax imposed on the Trust as a result of such party's negligence or willful misconduct or a breach by such party of its obligations under this Agreement.

     Section 11.17  Additional Limitation on Action and
Imposition of Tax.

     Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters (which opinion shall be at no expense to the Trustee) acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trust or either the Master REMIC or the Subsidiary REMIC or cause a termination of REMIC status for either the Master REMIC or the Subsidiary REMIC,
(i) sell any assets in the Trust Estate (notwithstanding the repurchase pursuant to a breach of representation and warranty),
(ii) accept any contribution of assets after the Startup Day or
(iii) agree to any modification of this Agreement. If any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts on deposit in the Collection Account otherwise distributable to the Owners of the Class X Certificates on a pro rata basis unless otherwise paid pursuant to Section 11.16(g) hereof; provided, however, that taxes on "net income from foreclosure property" shall be paid by the Master Servicer from the income generated on the related REO Property. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class X Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust unless otherwise paid pursuant to Section 11.16(g) hereof or the proviso to the preceding sentence (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

     Section 11.18  Appointment of Tax Matters Person.

     A Tax Matters Person will be appointed for the Trust for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the Trust shall be the Trustee as long as it owns a Class R Certificate. If the Trustee does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters Person by delivering an affidavit in the form of Exhibit H. The Trustee shall notify any subsequent Trustee and the Master Servicer in writing of the name and address of another person who accepts a designation as Tax Matters Person hereunder.

     Section 11.19  The Certificate Insurer.

     Any right conferred to the Certificate Insurer hereunder shall be suspended and shall run to the benefit of the Owners during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. At such time as the Class A Certificates are no longer Outstanding hereunder and all Reimbursement Amounts due the Certificate Insurer have been paid in full, the Certificate Insurer's rights hereunder shall terminate.

     Section 11.20  Reserved.

     Section 11.21  Third Party Rights.

     The Trustee, the Sellers, the Depositor, the Master Servicer and the Owners agree that the Certificate Insurer shall be deemed a third party beneficiary as if it were a party hereto with the right to enforce the provisions hereof.

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     Section 11.22  Rights of Subrogation; No Discharge.

     The Certificate Insurer shall, to the extent it makes any payment of principal of or interest on the Class A Certificates, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Certificate Insurance Policy. The Trust shall not be discharged from its obligations hereunder upon payment of principal of and interest on the Class A Certificates by the Certificate Insurer under the Certificate Insurance Policy.

     Section 11.23  Exercise of Rights.

     Each of the Depositor, the Master Servicer and the Trustee, and, by accepting its Certificate, each Owner of a Class A Certificate, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Owners of the Class A Certificate under this Agreement without any further consent of such Owners.

     Section 11.24  Notice to the Certificate Insurer.

     All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Owners of Certificates shall also be sent to the Certificate Insurer.

     Section 11.25  Notices.

     All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

The Trustee:     Texas Commerce Bank National Association
                 600 Travis, 8th Floor
                 Houston, Texas 77002
                 Attention:     Global Trust Services--Ocwen Mortgage Loan
                                Asset-Backed Certificates, Series 1997-1
                 Tel:  713-216-4181
                 Fax:  713-216-4880

The Depositor:   Morgan Stanley ABS Capital I Inc.
                 1585 Broadway, 2nd Floor
                 New York, New York 10036
                 Tel:  212-761-4000
                 Fax:  212-761-0782

                 with a copy to:
                 Morgan Stanley & Co. Inc.
                 1585 Broadway
                 New York, New York 10036
                 Attention:     General Counsel

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

The Sellers:          Ocwen Federal Bank FSB
                      1675 Palm Beach Lakes Blvd., Suite 1002
                      West Palm Beach, Florida 33401
                      Attn: Secretary
                      Tel:  561-681-8157
                      Fax:  561-681-8177

and                   LMAC, Inc.
                      1675 Palm Beach Lakes Blvd., Suite 1002
                      West Palm Beach, Florida 33401
                      Attn: Secretary
                      Tel:  561-681-8157
                      Fax:  561-681-8177

The Master Servicer:  Ocwen Federal Bank FSB
                      1675 Palm Beach Lakes Blvd., Suite 1002
                      West Palm Beach, Florida 33401
                      Attn: Secretary
                      Tel:  561-681-8157
                      Fax:  561-681-8177


                      With a copy to:
                      Ocwen Federal Bank FSB
                      1675 Palm Beach Lakes Blvd., Suite 532
                      West Palm Beach, Florida 33401
                      Attn: Law Department
                      Tel:  561-681-8661
                      Fax:  561-681-8163


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

The Rating Agencies:  Moody's Investors Service, Inc.
                      99 Church Street
                      New York, New York 10007
                      Tel:212-553-0376
                      Fax:212-208-0030

                      Standard & Poor's Ratings Services,
                      a division of The McGraw-Hill Companies
                      26 Broadway
                      New York, New York 10004
                      Tel:212-208-8000
                      Fax:212-208-0030

Owners:               As set forth in the Register.

The Certificate       Financial Security Assurance Inc.
Insurer:              350 Park Avenue
                      New York, New York 10022
                      Tel:  212-826-0100
                      Fax:  212-339-3518/3529

     Section 11.26  Notice to Trustee of Amendments to Premuim
Letter.

     The Master Servicer shall as soon as practicable notify the Trustee in writing of any amendments, modifications or supplements to the Premuim Letter dated as of June 27, 1997, among the Certificate Insurer, the Sellers and Ocwen Financial Services, Inc.

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     IN WITNESS WHEREOF, the Depositor, the Sellers, the Master
Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              MORGAN STANLEY ABS CAPITAL I INC.
                              as Depositor


                              By:______________________________________
                              Title:___________________________________


                              OCWEN FEDERAL BANK FSB, as Seller
                              and Master Servicer

                              By:_______________________________________
                              Title:____________________________________


                              LMAC, INC., as Seller


                              By:_______________________________________
                              Title:____________________________________


                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION,
                              as Trustee

                              By:_______________________________________
                              Title:____________________________________

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


                            SCHEDULE I

     REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS

     Each Seller severally represents and warrants to the Trust, as to each Mortgage Loan sold by it hereunder, as of the date hereinbelow specified or, if no such date is specified, then as of the Closing Date, that:

     (a) Immediately prior to the transfer and assignment to the Depositor, the Seller had good title to and was the sole owner and holder of the Mortgage Loan;

     (b) Immediately prior to the transfer and assignment to the Depositor, the Note and the Mortgage Loan were not subject to an assignment or pledge, and the Seller had full right and authority to sell and assign the Mortgage Loan.

     (c) The Seller is transferring such Mortgage Loan to the Depositor free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage
Loans.

     (d)  The information set forth on the Schedule of Mortgage
Loans is true and correct in all material respects as of the Cut-off Date or such other date as may be indicated in such schedule.

     (e) Seller has acquired, serviced, collected and otherwise dealt with each Mortgage Loan in compliance with all applicable federal, state and local laws and regulations and the terms of the related Note and Mortgage.

     (f) The related Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (g) The related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics liens) having priority over the first lien of the Mortgage except for (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to in the appraisal made in connection with the origination of the related Mortgage Loan; and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

     (h) Any security agreement, chattel mortgage or equivalent document related to such Mortgage Loan establishes and creates a valid and enforceable lien on the property described herein.

     (i) As of the Cut-Off Date, each Scheduled Payment required to be made prior to May 1, 1997 has been paid and no Mortgage Loan has been dishonored. No Mortgage Loan has been one or more payments Delinquent more than one time in the twelve months preceding the Cut-Off Date (assuming that a "rolling" one payment Delinquency is considered to be one time Delinquent).

     (j) The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan under the Mortgage
Loan.

     (k) The Seller has not impaired, waived, altered or modified the related Mortgage or Note in any material respect, or satisfied, canceled, rescinded or subordinated such Mortgage or Note in whole or in part or released all or any material portion of the Mortgaged Property from the lien of the Mortgage, or executed any

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

instrument of release, cancellation, rescission or satisfaction of the Note or Mortgage.

     (l) The Mortgage has not been satisfied as of the Cut-off Date, cancelled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the Schedule of Mortgage Loans), nor to the best of the Seller's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

     (m) No condition exists which could give rise to any right of rescission, set off, counterclaim or defense including, without limitation, the defense of usury, and no such right has been asserted.

     (n) There is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property.

     (o) Each Mortgage Loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the Mortgaged Property is located; or (ii) if generally acceptable in the jurisdiction where the Mortgaged Property is located, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. All of Seller's rights under such policies, opinions or other instruments shall be deemed to be transferred and assigned to the Trustee upon sale and assignment of the Mortgage Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, insuring the original lender, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject to the exceptions contained in such policy. Seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. Seller has not made and has no knowledge of any claims made under such mortgagee title insurance policy. Seller is not aware of any action by a prior holder and Seller has not done, by act or omission, anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title.

     (p) There is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration. The Seller has not waived any default, breach, violation or event of acceleration.

     (q) With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments made by Seller have been performed in accordance with the terms of the related
Note or subsequent modifications, if any.

     (r) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the Mortgaged Property.

     (s) (i) No foreclosure proceedings are pending against the Mortgaged Property; and (ii) to the Seller's best knowledge, no material litigation or lawsuit relating to the Mortgage Loan is pending; and (iii) the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding.

     (t) The Mortgage Loan obligates the mortgagor thereunder to maintain a hazard insurance policy ("Hazard Insurance") in an amount at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of such Mortgaged Property on a replacement cost basis; or (ii) the principal balance of the Mortgage Loan with a standard mortgagee clause, in either case in an amount sufficient to avoid the application of any "co-insurance provisions," and, if it was in place at origination of the Mortgage Loan, flood insurance, at the mortgagor's cost and expense. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood

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

hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The Mortgage obligates the Mortgagor to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The Mortgaged Property is covered by Hazard Insurance.

     (u) The Note is not and has not been secured by any collateral except the lien on the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

     (v) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure; and
(ii) otherwise by judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act.

     (w) Except as set forth in the appraisal which forms part of the related File, the Mortgaged Property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and the Seller has no knowledge of any proceeding pending for the total or partial condemnation of such Mortgaged Property.

     (x) There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or, to the Seller's knowledge, by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

     (y) Each File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Schedule of Mortgage Loans. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     (z) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

     (aa) No improvements on the related Mortgaged Property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the Mortgaged Property unless there exists in the File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

     (bb) Each Mortgage Loan was either (1) originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD, or (2) acquired by the Seller within one month of its origination, in substantially all cases and in no event later than three months thereafter except as listed on the Exceptions Exhibit, and before being acquired by the Seller, was re-underwritten according to the Seller's underwriting guidelines.

     (cc) Except as otherwise set forth on the Exceptions Exhibit attached hereto: (i) principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed, and (ii) the Note is payable on the first day of each month.

     (dd) Other than with respect to 0.09% of the fixed rate mortgage loans, in each case by principal balance as of the Cut-off Date, which are "balloon payment" mortgage loans, each Mortgage Loan is fully amortizing.

     (ee) The Mortgage Loan bears interest at the Mortgage Rate and the Note does not permit negative amortization.

     (ff) With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Seller have been capitalized under any Mortgage or the related Note.

     (gg) No Mortgage Loan contains provisions pursuant to which Scheduled Payments are: (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor; (ii) paid by any source other than the Mortgagor; or (iii) except as otherwise set forth on [Exhibit 5] attached hereto, contains any other similar provisions which may constitute a buydown provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

     (hh) To the Seller's best knowledge, the Mortgaged Property is lawfully occupied under applicable law.

     (ii) Each Mortgage Loan has been underwritten in accordance with the underwriting guidelines of the Seller in effect at the time the Mortgage Loan was originated or purchased by the Seller.

     (jj) No law relating to servicing, collection or notification practices and no law relating to origination practices, has been violated in connection with any Mortgage Loan transferred to the Trust pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Note.

     (kk) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property, or (b) facilitating the trade-in or exchange of a Mortgaged Property.

     (ll) The Seller hereby covenants that it will not directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. For the purposes of the foregoing, the Seller shall not be deemed to directly solicit any Mortgagor if the Seller responds to a request from the Mortgagor regarding a refinancing.

     (mm) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Note or Mortgage.

     (nn) There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

     (oo) As to each fixed rate Mortgage Loan, interest is calculated on the Note on the basis of twelve 30-day months and a 360-day year, and, as to each adjustable rate Mortgage Loan, interest is calculated on the Note on the basis of the number of days in the related interest accrual period.

     (pp) The Mortgaged Property consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable FHLMC type II or type III requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No Mortgage Loan is secured by a leasehold estate. If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development projects meets the FHLMC's eligibility requirements.

     (qq) The representations, warranties and covenants set forth in this Schedule I shall survive the Closing.

     (rr) Each Mortgage Loan is directly secured by a Mortgage on residential real property, and either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan (in case of a Mortgage Loan that has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was reasonably foreseeable) or (ii) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was reasonably foreseeable, at the date of the last such modification, or (b) at the Startup Day; provided that for purposes of this clause (ii) the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and
(b) of this clause (ii) will be made on an aggregate basis) and
(B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a) and (b) of this clause (ii) will be made on an aggregate basis).

                           EXCEPTIONS EXHIBITS


   Mortgage Loan No.    Exception
   -----------------    ---------
        6012835         Principal Payments Commenced 68 days from Disbursement of Proceeds
        6040596         Principal Payments Commenced 62 days from Disbursement of Proceeds
        6044242         The Mortgage Loan contains Buy-down provisions
        6044598         Principal Payments Commenced 65 days from Disbursement of Proceeds
        6045827         The Mortgage Loan contains Buy-down provisions
        6045942         Principal Payments Commenced 63 days from Disbursement of Proceeds
        6045983         Principal Payments Commenced 61 days from Disbursement of Proceeds
        6046049         Principal Payments Commenced 61 days from Disbursement of Proceeds
        6047013         Principal Payments Commenced 70 days from Disbursement of Proceeds
        6047377         Principal Payments Commenced 64 days from Disbursement of Proceeds
        6047484         Principal Payments Commenced 63 days from Disbursement of Proceeds
        6047534         Principal Payments Commenced 63 days from Disbursement of Proceeds
        6048284         The Mortgage Loan contains Buy-down provisions
        6049209         Principal Payments Commenced 65 days from Disbursement of Proceeds
        6049266         Principal Payments Commenced 62 days from Disbursement of Proceeds
        6049290         Principal Payments Commenced 65 days from Disbursement of Proceeds
        6049308         Principal Payments Commenced 65 days from Disbursement of Proceeds
        6049316         Principal Payments Commenced 65 days from Disbursement of Proceeds
        6049332         Principal Payments Commenced 61 days from Disbursement of Proceeds
        6049407         Principal Payments Commenced 61 days from Disbursement of Proceeds
        6050454         The Mortgage Loan contains Buy-down provisions
        6128060         Settlement Date five months from Origination
        17126343        Monthly Payments due on the 12th of the Month
        17127846        Monthly Payments due on the 3rd of the Month
        17128349        Principal Payments Commenced 63 days from Disbursement of Proceeds
        17128935        Principal Payments Commenced 63 days from Disbursement of Proceeds
        17129115        Monthly Payments due on the 15th of the Month
        17129206        Principal Payments Commenced 62 days from Disbursement of Proceeds
        17129420        Principal Payments Commenced 63 days from Disbursement of Proceeds
        17130568        Principal Payments Commenced 62 days from Disbursement of Proceeds
        17132010        Principal Payments Commenced 62 days from Disbursement of Proceeds
        17132028        Monthly Payments due on the 18th of the Month
        17132911        Monthly Payments due on the 10th of the Month
        17134669        Monthly Payments due on the 9th of the Month
        17135013        Monthly Payments due on the 18th of the Month
        17136334        Principal Payments Commenced 61 days from Disbursement of Proceeds
        17142324        Monthly Payments due on the 26th of the Month
        17142696        Monthly Payments due on the 4th of the Month
        17143579        Principal Payments Commenced 64 days from Disbursement of Proceeds
        17143777        Monthly Payments due on the 11th of the Month
        17143785        Monthly Payments due on the 8th of the Month
        17144221        Monthly Payments due on the 18th of the Month
        17144577        Monthly Payments due on the 28th of the Month
        17147562        Principal Payments Commenced 61 days from Disbursement of Proceeds
        17152455        Principal Payments Commenced 64 days from Disbursement of Proceeds
        17153057        Principal Payments Commenced 61 days from Disbursement of Proceeds
        17153438        Principal Payments Commenced 61 days from Disbursement of Proceeds

                           SCHEDULE I-A

           SCHEDULE OF FIXED RATE GROUP MORTGAGE LOANS

                           SCHEDULE I-B

         SCHEDULE OF ADJUSTABLE RATE GROUP MORTGAGE LOANS

                                 EXHIBIT A
                        FORM OF CLASS A CERTIFICATE

   SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

       OCWEN MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1
                                CLASS A-[ ]



Representing Certain Interests in a Pool of [Fixed] [Adjustable] Rate Group
       Mortgage Loans formed by Morgan Stanley ABS Capital I Inc.
                            and Serviced by

                          OCWEN FEDERAL BANK FSB

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Morgan Stanley ABS Capital I Inc., Ocwen Federal Bank FSB, LMAC, Inc. or Texas Commerce Bank National Association. This Certificate represents a fractional ownership interest in the [Fixed] [Adjustable]Rate Group Mortgage Loans and certain other property held by the Trust.)

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: A-[ ]-[ ]            __________________
                              CUSIP

          $
____________________    ___________________       ________________
Original Certificate          Date                Final Scheduled
Principal Balance                                 Distribution Date

                         _________________________________________
                                  Registered Owner


Trustee Authentication

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee

By:________________________

Name:______________________

Title:_____________________

Date of Authentication__________________________

The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in the [Fixed][Adjustable] Rate Group (other than any principal and interest payments received thereon prior to the Cut-Off Date) listed in Schedule I-[A][B] to the Pooling and Servicing Agreement which the Sellers have caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Sellers' and Depositor's interest in any Mortgaged Property which secured a Mortgage Loan in the [Fixed] [Adjustable]Rate Group but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Distribution Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Collection Account, if any (exclusive of investment earnings thereon except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Permitted Investments held by the Master Servicer); (c) the [Fixed] [Adjustable] Rate Group Certificate Insurance Policy; and (d) proceeds of all the foregoing (including but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans in the [Fixed] [Adjustable] Rate Group, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Distribution Date for the Class A-[ ] Certificates. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Distribution Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

THIS CLASS A-[ ] CERTIFICATE WAS ISSUED ON JUNE 27, 1997 AND IS NOT
     TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS 99.890625% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. HOWEVER, IT IS POSSIBLE THAT APPLICABLE LAW AND TREASURY REGULATIONS COULD BE INTERPRETED TO PROVIDE THAT ALL INTEREST PAYMENTS ON THIS CERTIFICATE ARE TO BE TREATED AS PART OF THE STATED REDEMPTION PRICE AT MATURITY OF THE CERTIFICATE (I.E., PRINCIPAL) AND WOULD NOT CONSTITUTE QUALIFIED STATED INTEREST, THEREBY CAUSING THIS CERTIFICATE TO HAVE OID.
      IN SUCH CASE, THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______________%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ___% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (JUNE 27, 1997 TO JULY 25, 1997) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ____%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL ELUATE TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS % PSA.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING
     REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, Class A-[ ] (the "Class A-[ ]Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among Morgan Stanley ABS Capital I Inc., in its capacity as Depositor (the "Depositor"), Ocwen Federal Bank FSB and LMAC, Inc., in their capacities as Sellers (the "Sellers"), Ocwen Federal Bank FSB, in its capacity as the Master Servicer (the "Master Servicer"), and Texas Commerce Bank National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Ocwen Mortgage Loan Asset Backed Certificates, Series 1997- 1, Class A-[ ] (the "Class A-[ ] Certificates"), Class X-1 (the "Class X-1 Certificates"), Class X-2 (the "Class X-2 Certificates" and, with the Class X-1 Certificates, the "Class X Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates and the Class A-2 Certificates are together referred to as the "Class A Certificates" and the Class A Certificates, the Class X Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing in July 1997, the Owners of the Class A-[ ] Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A-[ ] Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-[ ] Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class A-[ ] Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-[ ] Certificates. The Percentage Interest of each Class A-[ ] Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-[ ] Certificate on the Startup Day by the aggregate Class A-[ ] Certificate Principal Balance on the Startup Day.

The Certificate Insurer is required, subject to the terms of the Certificate
     Insurance Policy, to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners. "Insured Payment" means, with respect to the related
     Mortgage Loan Group and any Distribution Date, without duplication, the excess, if any, of (i) the sum of (a) the aggregate amount of interest accrued at the related Pass-Through Rate during the preceding Accrual Period on the Class A Certificate Principal Balance of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act), (b) the portion of the Carry Forward Amount related to interest with respect to each Class of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act) and (c) the then existing Subordination Deficit for the related Mortgage Loan Group, if any, over (ii) Total Available Funds for the related Mortgage Loan Group (net of the Premium for the related Mortgage Loan Group) after taking into account the cross-collateralization provisions of the Trust.

Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

     The Trustee or any duly appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Morgan Stanley ABS Capital I Inc., Ocwen Federal Bank FSB, LMAC, Inc., Texas Commerce Bank National Association or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Distribution Account and the Collection Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing
Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-[ ] Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-[ ] Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-[ ] Certificates and shall receive all future distributions of the Class A-[ ] Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (ii) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that
(i) certain Owners of the Class R Certificates and the Master Servicer may, at their option, purchase, from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, after the Optional Termination Date and (ii) under certain circumstances relating to the qualification of the Trust Estate as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution
     Date to the Owner of this certificate as more fully described in the Pooling and Servicing Agreement.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                                                    EXHIBIT B

                                                  FORM OF CLASS X CERTIFICATE

       OCWEN MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1
                   INTEREST-ONLY CLASS X-[ ] CERTIFICATE

           Representing Certain Interests Relating to a Pool of
        Mortgage Loans formed by Morgan Stanley ABS Capital I Inc.
                              and Serviced by
                          OCWEN FEDERAL BANK FSB

This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Morgan Stanley ABS Capital I Inc., Ocwen Federal Bank FSB, LMAC, Inc. or Texas Commerce Bank National Association. This certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.

No.: X-[ ] -[ ]

                         ___________________
                              Date


________________________________              ___________________________
Percentage Interest                                       Final Scheduled
                                                        Distribution Date

                           _____________________
                             Registered Holder



Trustee Authentication

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Trustee

By:_____________________________________
Name:___________________________________
Title:___________________________________
Date of Authentication:___________________

The registered Owner named above is the registered Owner of a fractional
     interest in (a) the     Mortgage Loans in the [Fixed][Adjustable] Rate
     Group (other than any principal and interest payments received thereon on or prior to the Cut-Off Date) listed in Schedule 1-[A][B] to the Pooling, and Servicing Agreement, which the Sellers have caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Sellers' and Depositor's interest in any Property which secured a Mortgage Loan in the [Fixed] [Adjustable] Rate Group but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing;
     (b) such amounts as may be held by the Trustee in the Distribution Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Collection Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Permitted Investments held by the Master Servicer); (c) the [Fixed] [Adjustable] Rate Group Certificate Insurance Policy and (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 AND CLASS A-2 CERTIFICATES
     OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE
REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC
PROVISIONS OF THE CODE.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING
     REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR
     GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THIS CERTIFICATE IS AN INTEREST-ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTION OF
PRINCIPAL WITH RESPECT TO THE MORTGAGE LOANS.

THIS CLASS X[ ] CERTIFICATE WAS ISSUED ON JUNE 27, 1997 AND IS TREATED AS
     HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ____% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES, THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _____________%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ____% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (JUNE 27, 1997 TO JULY 25, 1997) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ____%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS % PSA.

This Certificate is one of a Class of duly authorized Certificates designated as Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, Class X-[ ] (the "Class X-[ ] Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among Morgan Stanley ABS Capital I Inc., in its capacity as Depositor (the "Depositor"), Ocwen Federal Bank FSB and LMAC, Inc., in their capacities as the Sellers (the "Sellers"), Ocwen Federal Bank FSB in its capacity as the Master Servicer (the "Master Servicer"), and Texas Commerce Bank National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Ocwen Mortgage Loan Asset Backed Certificates, Series 1997-1, Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), Class X-[ ] (the "Class X-[ ] Certificates" and, with the Class X-[ ] Certificates, the "Class X Certificates") and Class R (the "Class R Certificates"). The Class A Certificates, the Class X Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing in July 1997, the Owners of the Class X-[ ] Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the "Record Date") will be entitled to receive the Class X-[ ] Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least 5 business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class X-[-] Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class X-[ ]
Certificates. The Percentage Interest of each Class X-[ ] Certificate as of any date of determination will be equal to the percentage interest set forth on such Class X-[ ] Certificate.

     The Trustee or any duly appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Holder shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Morgan Stanley ABS Capital I Inc., Ocwen Federal Bank FSB, LMAC, Inc., the Trustee or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Distribution Account and the Collection Account (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing
Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (ii) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the Pooling and Servicing Agreement and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that
(i) certain Owners of the Class R Certificates or the Master Servicer may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effecting early retirement of the Certificates, after the Optional Termination Date and (ii) under certain circumstances relating to the qualification of the Trust Estate as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then outstanding with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section
6.11 of the Pooling, and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the

Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, and in certain other circumstances provided for in the Pooling and Servicing Agreement may be amended without the consent of the Owners. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class X-[ ] Certificates are issuable only as registered Certificates in minimum percentage interests of all interests in the Class X-[ ] Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class X-[ ] Certificates are exchangeable for new Class X-[ ] Certificates of the same percentage interest as the Class X-[ ] Certificates exchanged.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be effected by notice to the contrary, except as any otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

No transfer of a Class X Certificate shall be made unless the Registrar and Trustee shall have received either; (i) a representation letter from the transferee of such Class X Certificate, acceptable to and in form and substance satisfactory to the Registrar, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan") nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or in the case of an insurance company purchasing such Certificates, with funds from its general account, the transfer is covered by the Prohibited Transaction Class Exemption 95-60 or (ii) in the event that any Class X Certificates is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer, an opinion of counsel, acceptable to and in form and substance satisfactory to the Depositor, the Trustee, the Certificate Insurer and the Registrar, which opinion of counsel shall not be at the expense of the Trustee or the Trust, to the effect that the purchase or holding of any Class X Certificates will not result in the assets of the Trust being deemed to be "plan assets", will not cause the Trust to be subject to the fiduciary requirements and prohibited transaction provision of ERISA and the Code, and will not subject the Depositor, Sellers, Registrar, Master Servicer, Certificate Insurer or the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of an opinion of counsel as described above shall be null and void and of no effect.

                                                                    EXHIBIT C
                                                  FORM OF CLASS R CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN TWO CLASSES OF "RESIDUAL INTERESTS" IN TWO SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" ("REMICS") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN
SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

       OCWEN MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1
                                  CLASS R
                           (Residual Interest)

           Representing Certain Interests Relating to a Pool of
        Mortgage Loans formed by Morgan Stanley ABS Capital I Inc.
                              and Serviced by

                          OCWEN FEDERAL BANK FSB

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Morgan Stanley ABS Capital I Inc., Ocwen Federal Bank FSB or LMAC, Inc. or Texas Commerce Bank National Association. This Certificate represents a fractional residual ownership interest in the Trust Estate as defined below.)

No: R-___________________________________
Date


Percentage Interest   __________ %       ___________________________________
                                          Final Scheduled Distribution Date

                          _______________________
                             Registered Owner

The registered Owner named above is the registered Owner of a fractional interest in (a) the Mortgage Loans (other than any principal and interest payments received thereon on or prior to the Cut-Off Date) listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement which the Sellers have caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Sellers' and Depositor's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Distribution Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Collection Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Permitted Investments held by the Master Servicer); (c) the Certificate Insurance Policy; and (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

Trustee Authentication

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee

By:_____________________________
Name:___________________________
Title:___________________________
Date of Authentication____________


     This Certificate is one of a Class of duly authorized Certificates designated as Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among Morgan Stanley ABS Capital I Inc., in its capacity as Depositor (the "Depositor"), Ocwen Federal Bank FSB and LMAC, Inc. in their capacities as Sellers (the "Sellers"), Ocwen Federal Bank FSB in its capacity as the Master Servicer (the "Master Servicer"), and Texas Commerce Bank National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates") and Class X-1 and Class X-2 (collectively, the "Class X Certificates"). The Class A Certificates, the Class X Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing in July 1997, each Owner of a Class R Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Residual Net Monthly Excess Cashflow relating to such Certificate on such Distribution Date.

     Distributions will be made in immediately available funds to Owners of Class R Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank, or other entity having appropriate facilities therefore if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.

     Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgagee Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or on interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Morgan Stanley ABS Capital I Inc., Ocwen Federal Bank FSB, LMAC, Inc., the Trustee or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Distribution Account and the Collection Account, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to Institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing
Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (ii) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that
(i) certain Owners of the Class R Certificates or the Master Servicer may at their option purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Optional Termination Date and (ii) certain circumstances relating to the qualification of Trust Estate as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Certificate Insurer or the Owners of a majority of the Percentage
     Interests represented by the Class A Certificates then Outstanding with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Registrar duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, and in certain other circumstances provided for in the Pooling and Servicing Agreement may be amended without the consent of the Owners. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificates as more fully described in the Pooling and Servicing Agreement.

     The Class X Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class X Certificates are exchangeable for new Class X Certificates evidencing the same Percentage Interest as the Class X Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

No transfer of a Class R Certificate shall be made unless the Registrar and Trustee shall have received either; (i) a representation letter from the transferee of such Class R Certificate, acceptable to and in form and substance satisfactory to the Registrar, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan") nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or in the case of an insurance company purchasing such Certificates, with funds from its general account, the transfer is covered by the Prohibited Transaction Class Exemption 95-60 or (ii) in the event that any Class R Certificates is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer, an opinion of counsel, acceptable to and in form and substance satisfactory to the Depositor, the Trustee, the Certificate Insurer and the Registrar, which opinion of counsel shall not be at the expense of the Trustee or the Trust, to the effect that the purchase or holding of any Class R Certificates will not result in the assets of the Trust being deemed to be "plan assets", will not cause the Trust to be subject to the fiduciary requirements and prohibited transaction provision of ERISA and the Code, and will not subject the Depositor, Sellers, Registrar, Master Servicer, Certificate Insurer or the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of an opinion of counsel as described above shall be null and void and of no effect.

                                                                   EXHIBIT D

     CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
       TRANSFER OF CLASS X CERTIFICATES OR CLASS R CERTIFICATES

    OCWEN MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1


This Certificate relates to ____% Percentage Interest in the Class [X-1] [X-2]
     [R] Certificates (the "Certificates"). The Transferor has requested the Trustee by written order to exchange or register the transfer of a Certificate or Certificates.

In connection with such request and in respect of each such Certificate, the Transferor does hereby certify that the Transferor is familiar with the Pooling and Servicing Agreement relating to the above-captioned Certificates and as provided in Section 5.08 of such Pooling and Servicing Agreement, the transfer of this Certificate does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Certificate is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A.


________________________________________________
                                                  [INSERT NAME OF TRANSFEROR]


By:______________________________________________

Date:____________________________

                                                                    EXHIBIT E

                                                    FORM OF TRUSTEE'S RECEIPT


               TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT

Texas Commerce Bank National Association, a national banking association, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among Morgan Stanley ABS Capital I Inc., as Depositor, Ocwen Federal Bank FSB and LMAC, Inc., as Sellers, Ocwen Federal Bank FSB, as Master Servicer, and the Trustee hereby acknowledges receipt (subject to review as required by Section 3.06(a) of the Pooling and Servicing Agreement) of the items delivered to it by the Sellers and the Depositor with respect to the Mortgage Loans pursuant to Section 3.05(b)(i) (A) and (B) of the Pooling and Servicing Agreement, with the exceptions set forth on the Schedule of Mortgage Loans attached to this Receipt.

     The Trustee hereby additionally acknowledges that it shall review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.06(b) of the Pooling and Servicing Agreement as required thereby.

               TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee

               By:________________________________

               Title:____________________________

Dated:    June ___, 1997

                                    ___________________________________
                                        (Transferor)



                                    By:_________________________________


Name:__________________________________

Title:___________________________________

                                                                    EXHIBIT F
                                                   FORM OF POOL CERTIFICATION

                         POOL CERTIFICATION

     WHEREAS, the undersigned is an Authorized Officer of Texas Commerce Bank National Association, a national banking association, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among Morgan Stanley ABS Capital I Inc., as Depositor (the "Depositor"), Ocwen Federal Bank FSB and LMAC, Inc. as Sellers, Ocwen Federal Bank FSB as Master Servicer, and the Trustee; and

     WHEREAS, the Trustee is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Files relating to the Pool within a specified period following the Startup Day and to notify the Sellers promptly of any defects with respect to the Pool, and the Sellers are required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

     WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

     NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 3.05(b) of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Mortgage Loans identified in
(i) and (ii) of the definition of the Schedule of Mortgage Loans pursuant to
Section 3.06(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, other than as set forth on Schedule I hereto. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.


               TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee

               By:__________________________________

               Title:_________________________________


Dated: ___________ __, 1997

                                                                    EXHIBIT G
                                                       FORM OF DELIVERY ORDER

                          DELIVERY ORDER


Texas Commerce Bank National Association, as Trustee
[___________________________]
[___________________________]

Attention: Corporate Trust Department


Dear Sirs:


     Pursuant to Section 4.01 of the Pooling and Servicing Agreement, dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among Morgan Stanley ABS Capital I Inc., as Depositor (the "Depositor"), Ocwen Federal Bank FSB and LMAC, Inc., as Sellers, Ocwen Federal Bank FSB as Master Servicer, and Texas Commerce Bank National Association, a national banking corporation, as Trustee (the "Trustee"), the Depositor HEREBY CERTIFIES that all conditions precedent to the issuance of the Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, Class A, Class X and Class R (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the persons set forth on the attached Schedule, or otherwise upon their order.

                         Very truly yours,


                         MORGAN STANLEY ABS CAPITAL I INC.



                         By:__________________________

                         Title:________________________


Dated:  June ___, 1997

                                                                   Exhibit H

                            EXHIBIT H

         FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                   REMIC RESIDUAL CERTIFICATES
                              [Date]

Texas Commerce Bank National Association as Certificate Registrar
600 Travis, 8th Floor
Houston, Texas 77022

     Re:  Ocwen Mortgage Loan Asset-Backed
          Certificates, Series 1997-1 (the "Certificates")

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _________________ (the
     "Transferee") of Class R Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1997 (the "Pooling and Servicing Agreement"), among Morgan Stanley ABS Capital I Inc., as Depositor, Ocwen Federal Bank FSB, as Master Servicer, Ocwen Federal Bank FSB and LMAC, Inc. as Sellers and Texas Commerce Bank National Association as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.


                                 Very truly yours,


                                 ________________________
                                 (Transferor)


                                 By:______________________
                                 Name:____________________
                                 Title:___________________

                                                                  EXHIBIT I
                                                             FORM OF NOTICE


     As provided in Exhibit A to the Certificate Insurance Policy

                            EXHIBIT J

             FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
           FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES



STATE OF            )
                    )    ss:
COUNTY OF           )


          __________________________, being first duly sworn,
deposes and says that:

          1.   He/She is the ___________________________ of
___________________ (the prospective transferee (the "Transferee") of Ocwen Mortgage Loan Asset-Backed Certificates, Series 1997-1, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ___________________ duly organized and validly existing under the laws of _________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.)

          3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5.   The Transferee is aware that the Certificate
Registrar will not register any transfer of the Residual
Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

          7.   The Transferee's taxpayer identification number is
_________________.

          8.   The Transferee has reviewed the provisions of
Section 5.08 of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (a) of Section 5.08 which authorizes the Trustee to deliver payments on the Residual Certificates to a Person other than the Transferee and which makes a sale to a Disqualified Organization of no force and effect, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 5.08); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-l(c)(4)(i) and has satisfied the requirements of such provision.

          12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of _______________, 199_.

                                [NAME OF TRANSFEREE]


                                By:________________________________
                                       [Name of Officer]
                                       [Title of Officer]


___________________________
[Corporate Seal]

ATTEST:


___________________________
[Assistant] Secretary


          Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

          Subscribed and sworn before me this ___ day of __________________, 199_.



                                    NOTARY PUBLIC

                                    COUNTY OF_______________________
                                    STATE OF________________________
                                    My Commission expires the ______
                                    day of __________________, 19___.

                                                                    EXHIBIT K


                            RESERVED

                                                                    EXHIBIT L

                    FORM OF LIQUIDATION REPORT

Customer Name:
Account Number:
Original Principal Balance:

I.  Type of Liquidation (REO disposition/charge-off/short pay-off)

    - Date last paid
    - Date of foreclosure
    - Date of REO
    - Date of REO Disposition
    - Property Sale Price/Estimated Market Value at disposition

2.  Liquidation Proceeds

    Principal Prepayment                          $_________________
    Property Sale Proceeds                        $_________________
    Insurance Proceeds                            $_________________
    Other (itemize)                               $_________________

    Total Proceeds                                $_________________

3.  Liquidation Expenses

    Servicing Advances                            $_________________
    Monthly Advances                              $_________________
    Contingency Fees                              $_________________
    Excess Servicing Fees                         $_________________
    Servicing Fees                                $_________________
    Annual Expense Escrow Amount                  $_________________
    Supplemental Fee (if any)                     $_________________
    Additional Interest (if any)                  $_________________

    Total Advances                                $_________________

4.  Net Liquidation Proceeds
    (Item 2 minus Item 3)                         $_________________

5.  Principal Balance of Mortgage Loan            $_________________

6.  Loss, if any (Item 5 minus Item 4)            $_________________

                        TABLE OF CONTENTS


                                                                        Page

                            ARTICLE I


DEFINITIONS; RULES OF CONSTRUCTION........................................  2

     Section 1.01   Definitions...........................................  2

                            ARTICLE II

  ESTABLISHMENT AND ORGANIZATION OF THE TRUST............................  23

     Section 2.01   Establishment of the Trust...........................  23
     Section 2.02   Office...............................................  24
     Section 2.03   Purposes and Powers..................................  24
     Section 2.04   Appointment of the Trustee; Declaration of Trust.....  24
     Section 2.05   Reserved.............................................  24
     Section 2.06   Ownership of the Trust...............................  24
     Section 2.07   Situs of the Trust...................................  24
     Section 2.08   Miscellaneous REMIC Provisions.......................  24

                           ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS
      OF THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS;
  COVENANT OF SELLERS TO CONVEY MORTGAGE LOANS............................ 26
     Section 3.01   Representations and Warranties of the Depositor....... 26
     Section 3.02   Representations and Warranties of the Master
                    Servicer.............................................. 27
     Section 3.03   Representations and Warranties of the Sellers......... 29
     Section 3.04   Covenants of Sellers to Take Certain Actions with
                    Respect to the Mortgage Loans In Certain
                    Situations............................................ 31
     Section 3.05   Conveyance of the Mortgage Loans and Qualified
                    Replacement Mortgages................................. 32
     Section 3.06   Acceptance by Trustee; Certain Substitutions
                    of Mortgage Loans; Certification by Trustee........... 34

                            ARTICLE IV

                ISSUANCE AND SALE OF CERTIFICATES......................... 36
     Section 4.01   Issuance of Certificates.............................. 36
     Section 4.02   Sale of Certificates.................................. 36

                            ARTICLE V

          CERTIFICATES AND TRANSFER OF INTEREST........................... 36
     Section 5.01   Terms................................................. 36
     Section 5.02   Forms................................................. 37
     Section 5.03   Execution, Authentication and Delivery................ 37
     Section 5.04   Registration and Transfer of Certificates............. 37
     Section 5.05   Mutilated, Destroyed, Lost or Stolen Certificates..... 39
     Section 5.06   Persons Deemed Owners................................. 39
     Section 5.07   Cancellation.......................................... 39
     Section 5.08   Limitation on Transfer of Ownership Rights
                    of Subordinate Certificates........................... 39
     Section 5.09   Assignment of Rights.................................. 41

                            ARTICLE VI

           COVENANTS...................................................... 41
     Section 6.01   Distributions......................................... 41
     Section 6.02   Money for Distributions to be Held in Trust;
                    Withholding............................................41
     Section 6.03   Protection of Trust Estate............................ 42
     Section 6.04   Performance of Obligations............................ 43
     Section 6.05   Negative Covenants.................................... 43
     Section 6.06   No Other Powers....................................... 43
     Section 6.07   Limitation of Suits................................... 44
     Section 6.08   Unconditional Rights of Owners to Receive
                    Distributions......................................... 44
     Section 6.09   Rights and Remedies Cumulative........................ 44
     Section 6.10   Delay or Omission Not Waiver.......................... 45
     Section 6.11   Control by Owners..................................... 45

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     Section 6.12   Indemnification....................................... 45
     Section 6.13   Access to Owners of Certificates' Names
                    and Addresses......................................... 45

                           ARTICLE VII

                       ACCOUNTS, DISBURSEMENTS AND RELEASES
     Section 7.01   Collection of Money.
     Section 7.02   Establishment of Accounts............................. 46
     Section 7.03   Flow of Funds......................................... 48
     Section 7.04   Calculation of LIBOR.................................. 51
     Section 7.05   Investment of Accounts................................ 52
     Section 7.06   Reserved.............................................. 52
     Section 7.07   Permitted Investments................................. 52
     Section 7.08   Accounting and Directions by Trustee.................. 54
     Section 7.09   Reports by Trustee to Owners and Certificate
                    Insurer............................................... 54
     Section 7.11   Preference Payments................................... 56

                           ARTICLE VIII

                   SERVICING AND ADMINISTRATION
                        OF MORTGAGE LOANS................................. 56
     Section 8.01   Master Servicer and Sub-Servicers..................... 56
     Section 8.02   Collection of Certain Mortgage Loan
                    Payments.............................................. 58
     Section 8.03   Sub-Servicing Agreements Between Master
                    Servicer and Sub-Servicers............................ 58
     Section 8.04   Successor Sub-Servicers............................... 58
     Section 8.05   Liability of Master Servicer; Indemnification......... 58
     Section 8.06   No Contractual Relationship Between Sub-Servicer,
                    Trustee or the Owners................................. 59
     Section 8.07   Assumption or Termination of Sub-Servicing
                    Agreement by Trustee.................................. 59
     Section 8.08   Collection Account.................................... 59
     Section 8.09   P&I Advances and Servicing Advances................... 61
     Section 8.10   Compensating Interest: Repurchase of
                    Mortgage Loans........................................ 62
     Section 8.11   Maintenance of Insurance.............................. 62
     Section 8.12   Due-on-Sale Clauses; Assumption and
                    Substitution Agreements............................... 64
     Section 8.13   Realization Upon Defaulted Mortgage Loans;
                    Inspection............................................ 64
     Section 8.14   Trustee to Cooperate; Release of Files................ 66
     Section 8.15   Servicing Compensation................................ 66
     Section 8.16   Annual Statement as to Compliance..................... 67
     Section 8.17   Annual Independent Certified Public
                    Accountants' Reports.................................. 67
     Section 8.18   Access to Certain Documentation and
                    Information Regarding the Mortgage Loans.............. 67
     Section 8.19   Merger or Consolidation of the Master
                    Servicer; Assignment.................................. 68
     Section 8.20   Removal of Master Servicer; Resignation
                    of Master Servicer.................................... 68
     Section 8.21   Inspections by Certificate Insurer;
                    Errors and Omissions Insurance........................ 71

                            ARTICLE IX

                        TERMINATION OF TRUST.............................. 71
     Section 9.01   Termination of Trust.................................. 71
     Section 9.02   Termination Upon Option of Owners of  Class R
                    Certificates and Master Servicer...................... 72
     Section 9.03   Reserved.............................................. 73
     Section 9.04   Termination Upon Loss of REMIC Status................. 73
     Section 9.05   Disposition of Proceeds............................... 74
     Section 9.06   Trustee Tax Reporting................................. 74

                            ARTICLE X

                           THE TRUSTEE.................................... 75
     Section 10.01  Certain Duties and Responsibilities................... 75
     Section 10.02  Removal of Trustee for Cause.......................... 76
     Section 10.03  Certain Rights of the Trustee......................... 77
     Section 10.04  Not Responsible for Recitals or Issuance
                    of Certificates....................................... 78
     Section 10.05  May Hold Certificates................................. 78
     Section 10.06  Money Held in Trust................................... 78
     Section 10.07  Compensation and Reimbursement; No Lien
                    for Fees.............................................. 78

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     Section 10.08  Corporate Trustee Required; Eligibility............... 79
     Section 10.09  Resignation and Removal: Appointment of
                    Successor............................................. 79
     Section 10.10  Acceptance of Appointment by Successor
                    Trustee............................................... 80
     Section 10.11  Merger, Conversion, Consolidation or Succession
                    to Business of the Trustee............................ 81
     Section 10.12  Reporting; Withholding................................ 81
     Section 10.13  Liability of the Trustee.............................. 81
     Section 10.14  Appointment of Co-Trustee or Separate Trustee......... 82

                            ARTICLE XI

                           MISCELLANEOUS.................................. 83
     Section 11.01  Compliance Certificates and Opinions.................. 83
     Section 11.02  Form of Documents Delivered to the Trustee............ 83
     Section 11.03  Acts of Owners........................................ 84
     Section 11.04  Notices, etc. to Trustee..............................  84
     Section 11.05  Notices and Reports to Owners; Waiver of Notices...... 84
     Section 11.06  Rules by Trustee...................................... 85
     Section 11.07  Successors and Assigns................................ 85
     Section 11.08  Severability.......................................... 85
     Section 11.09  Benefits of Agreement................................. 85
     Section 11.10  Legal Holidays........................................ 85
     Section 11.11  Governing Law; Submission to Jurisdiction............. 85
     Section 11.12  Counterparts.......................................... 86
     Section 11.13  Usury................................................. 86
     Section 11.14  Amendment............................................. 86
     Section 11.15  Paying Agent; Appointment and Acceptance
                    of Duties............................................. 87
     Section 11.16  REMIC Status.......................................... 88
     Section 11.17  Additional Limitation on Action and Imposition
                    of Tax................................................ 89
     Section 11.18  Appointment of Tax Matters Person..................... 89
     Section 11.19  The Certificate Insurer............................... 89
     Section 11.20  Reserved.............................................. 89
     Section 11.21  Third Party Rights.................................... 89
     Section 11.25  Notices............................................... 90
     Section 11.26  Notice to Trustee of Amendments to Premuim
                    Letter................................................ 92


EXHIBIT A -    Form of Class A Certificate
EXHIBIT B -    Form of Class X Certificate
EXHIBIT C -    Form of Class R Certificate
EXHIBIT D -    Certificate to be Delivered
               Upon Exchange or Registration of
               Transfer of Class X Certificates
               or Class R Certificates
EXHIBIT E -    Form of Trustee's Receipt
EXHIBIT F -    Form of Pool Certification
EXHIBIT G -    Form of Delivery Order
EXHIBIT H -    Form of Transferor Certificate for
               Transfers of REMIC Residual Certificates
EXHIBIT I -    Form of Notice
EXHIBIT J -    Form of Transfer Affidavit and Agreement
               for Transfers of REMIC Residual Certificates
EXHIBIT K -    Reserved
EXHIBIT L -    Form of Liquidation Report

SCHEDULE I     -    Representations and Warranties as to the
                    Mortgage Loan
SCHEDULE I-A   -    Schedule of Fixed Rate Group Mortgage Loans
SCHEDULE I-B   -    Schedule of Adjustable Rate Group Mortgage
                    Loans

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